Exhibit 4.1

AA: AMERICAN AIRLINES, INC.

AND THE GUARANTORS PARTY HERETO FROM TIME TO TIME

8.500% SENIOR SECURED NOTES DUE 2029

INDENTURE

Dated as of December 4, 2023

Wilmington Trust, National Association

as Trustee

i

EXHIBITS

Exhibit A FORM OF NOTE

Exhibit B FORM OF CERTIFICATE OF TRANSFER

Exhibit C FORM OF CERTIFICATE OF EXCHANGE

Exhibit D FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E FORM OF NOTATION OF GUARANTEE

Exhibit F FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE dated as of December 4, 2023 among American Airlines, Inc., a Delaware corporation, the Guarantors (as defined herein) and Wilmington Trust, National Association, a national banking association, as trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Company’s 8.500% Senior Secured Notes due 2029 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2013 Credit Agreement” means that certain credit and guaranty agreement, dated as of June 27, 2013, by and among the Company, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Barclays Bank PLC or any successor thereof, as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“2014 Credit Agreement” means that certain credit and guaranty agreement, dated as of October 10, 2014, by and among the Company, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“2016 Credit Agreement” means that certain credit and guaranty agreement, dated as of April 29, 2016, by and among the Company, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent and collateral agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“2023 Credit Agreement” means that certain credit and guaranty agreement, to be dated as of the date of this Indenture, by and among the Company, as borrower, the Parent, as a guarantor, certain other subsidiaries of the Parent, as guarantors, the lenders party thereto from time to time and Citibank, N.A., as administrative agent, as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Account” means all “accounts” as defined in the UCC, and all rights to payment for interest (other than with respect to debt and credit card receivables).

“Acquired Debt” means, with respect to any specified Person:

(1)    Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Collateral” means (a) cash or Cash Equivalents pledged to the Collateral Trustee pursuant to the applicable Security Documents, (b) additional route authorities, slots and/or foreign gate leaseholds pledged to the Collateral Trustee pursuant to a security agreement substantially in the form of the Security Agreement (or in the case of the Company or any Grantor that has previously entered into such a security agreement, supplement(s) to the Security Agreement or such security agreement, as applicable, describing such additional route authorities, slots and/or foreign gate leaseholds (in the case of slots or foreign gate leaseholds, associated with any additional Scheduled Service designated in such supplement(s))), (c) additional route authorities, FAA Slots or Foreign Slots and/or foreign gate leaseholds pledged to the Collateral Trustee pursuant to a security agreement that is usual and customary for a pledge of assets of such types, provided that a security agreement that is substantially in the form of the Security Agreement or another security agreement covering substantially similar assets previously pledged as Collateral shall, in each case, be deemed usual and customary, (d) aircraft or spare engines pledged to a trustee as provided pursuant to aircraft security agreement(s) or supplement(s) thereto, (e) ground service equipment, flight simulators, spare parts, QEC kits or real property assets located in the United States pledged to the Collateral Trustee pursuant to security agreement(s) (or mortgage(s) in the case of real property assets) in a customary form and (f) any other similar assets that may be appraised pursuant to an Appraisal of the type set forth in clause (3) of the definition thereof pledged to the Collateral Trustee pursuant to security agreement(s) or mortgage(s).

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and subject to Section 4.08 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings. No Person (other than the Parent or any Subsidiary of the Parent) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Parent or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Aircraft Related Equipment” means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets.

“Aircraft Related Facilities” means (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.

“Airline/Company Merger” means the merger or consolidation, if any, of the Parent with any Subsidiary of the Parent.

“Airlines Merger” means the merger, asset transfer, consolidation or any similar transaction involving one or more airline Subsidiaries of the Parent (including, without limitation, any such transaction that results in such Subsidiaries operating under a single operating certificate).

“AMR” means AMR Corporation, a Delaware corporation, the predecessor to the Parent.

“AMR Merger” means the merger consummated pursuant to the AMR Merger Agreement.

“AMR Merger Agreement” means the Agreement and Plan of Merger, dated as of February 13, 2013, among AMR, AMR Merger Sub, Inc. and US Airways Group, Inc. as amended from time to time.

“Applicable Procedures” means, with respect to any notice, transfer, exchange, or other transaction for or with respect to beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such notice, transfer, exchange or other transaction.

“Appraisal” means (i) the Initial Appraisals and (ii) any other appraisal, dated on or about the date of delivery thereof, prepared by MBA or any other appraiser appointed by the Company (provided that such appraiser must be independent). Any Appraisal with respect to:

(1)    Route Authorities, Slots and/or Foreign Gate Leaseholds pledged pursuant to the Security Agreement or a security agreement substantially similar thereto shall have methodology, assumptions and form of presentation consistent in all material respects with the Initial Appraisals (including the utilization of a discount rate of 11.5% and a perpetuity growth rate of 1.5%); provided that, if any Appraisals prepared from time to time are not prepared by the same firm of appraisers as the Initial Appraisals, such Appraisals may have methodology, assumptions and form of presentation that differ from the Initial Appraisals if such differences are deemed appropriate by such appraiser and consistent with such appraiser’s customary practice as in effect on the date hereof;

(2)    an aircraft, airframe or engines shall be a desktop appraisal of the current market value of such aircraft, airframe or engine which does not include any inspection of such aircraft, airframe or engine or the related maintenance records and which assumes its maintenance status is half life; or

(3)    route authorities, slots, and gate leaseholds not described in clause (1) above, and any Spare Parts and any other type of property not described in clauses (1) and (2) above, in each case shall be based upon a methodology and assumptions deemed appropriate by the applicable appraisal firm.

“Appraised Value” means, as of any date:

(1)    with respect to any cash pledged or being pledged at such time as Collateral, 160% of the face amount thereof;

(2)    with respect to any Cash Equivalents pledged or being pledged at such time as Collateral, 160% of the fair market value thereof, as determined by the Company in accordance with customary financial market practices determined no earlier than 45 days prior to such date; and

(3)    with respect to any other type of property, the value of such property, as reflected in the most recent Appraisal relating to such property delivered on or prior to such date; (including for purpose of this clause (3), to the extent applicable, the Initial Appraisals), and in addition, with respect to any property subject to an Appraisal described in clause (1) of the definition of “Appraisal”, the Appraised Value shall be the value of such property listed in such Appraisal that has been determined using a “Discount Rate” of 11.5% and a “Perpetuity Growth Rate” of 1.5%; provided, that, with respect to any Collateral consisting of property described in this clause (3), (A) if no Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Trustee prior to such date, the Appraised Value of such Collateral shall be deemed to be zero, (B) with respect to all of the Scheduled Services between the United States and a particular country or destination, if the Appraised Value of the related Route Authorities, Slots and Foreign Gate Leaseholds is a negative number, such Appraised Value shall be deemed to be zero and (C) if an Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Trustee prior to such date, but no Appraisal relating to such Collateral has been delivered to the Trustee and the Collateral Trustee by the last day of the most recent period during which such Appraisal is required to be delivered pursuant to Section 4.13 (such last day, the “Required Appraisal Date”) that immediately precedes such date, then the Appraised Value of such Collateral shall be deemed to be zero for the period from such Required Appraisal Date to the date an Appraisal relating to such Collateral is delivered to the Trustee and the Collateral Trustee.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services and any related services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors or other governing body of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2)    with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or, with respect to payments, a place of payment of any applicable Obligations.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means, as of the date acquired, purchased or made, as applicable: (i) marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date; (ii) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of the acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s; (iii) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of three years or less from such date; (iv) investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s; (v) certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Credit Facilities or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250.0 million; (vi) fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date; (vii) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (i) through (vi) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds; (viii) shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s; (ix) auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days; (x) investments made pursuant to the Parent’s or any of its Restricted Subsidiaries’ investment guidelines; (xi) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million; (xii) securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and (xiii) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

“Cash Liquidity” means, at any time, the aggregate amount of Unrestricted Cash of the Parent and its Restricted Subsidiaries, on a consolidated basis, at such time.

“Central America” means any or all of Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, and Panama. “Central America” does not include territories subject to the sovereignty, control, or jurisdiction of any other state.

“Change of Control” means the occurrence of any of the following:

(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than the Parent or any of its Subsidiaries); or

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2) (i) any such transaction where the Voting Stock of the Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (ii) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Parent with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (ii), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).

For the avoidance of doubt, the merger or consolidation, if any, of the Parent with any Subsidiary of the Parent or any merger or consolidation, if any, of any Subsidiary of the Parent with any other Subsidiary of the Parent will not constitute a “Change of Control.”

“Clearstream” means Clearstream Banking, S.A.

“Closing Date” means the date of original issuance of the Notes.

“Co-Branded Card Agreements” means that certain Co-Branded Credit Card Program Agreement, dated as of July 8, 2016, between American Airlines, Inc. and Barclays Bank Delaware, as amended, restated, supplemented or otherwise modified from time to time, that certain Co-Branded Credit Card Program Agreement, dated as of June 30, 2016, between American Airlines, Inc. and Citibank, N.A., as amended, restated, supplemented or otherwise modified from time to time, and any other similar agreements or agreements related to the sale of miles entered into by the Parent or any of its Subsidiaries from time to time.

“Collateral” means those assets of any Grantor (including any Additional Collateral) that are subject to a Pari Passu Lien pursuant to the Security Agreement or another security agreement providing for a security interest securing the Notes.

“Collateral Change in Law” has the meaning assigned to that term in the definition of “Core Collateral.”

“Collateral Conflict” has the meaning assigned to that term in the definition of “Core Collateral.”

“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (1) the Appraised Value of the Collateral with respect to such date of determination to (2) the aggregate principal amount of all Pari Passu Lien Debt then outstanding. All calculations of the Collateral Coverage Ratio shall be made on a pro forma basis after giving effect to (except as otherwise provided herein) any release or Disposition of Collateral, the pledge of any Additional Collateral (including cash and Cash Equivalents) constituting Collateral, the incurrence of Pari Passu Lien Debt and application of the net proceeds therefrom, or the repayment of Pari Passu Lien Debt, in each case occurring prior to or substantially concurrent with the applicable date of determination. All calculations of the Collateral Coverage Ratio shall be made by the Company in good faith. Neither the Trustee nor the Collateral Trustee will have any responsibility for determining the Collateral Coverage Ratio.

“Collateral Coverage Ratio Certificate” means a certificate, signed on behalf of the Company by any one of the officers of the Company permitted to sign an Officer’s Certificate, calculating the Collateral Coverage Ratio in accordance with this Indenture.

“Collateral Coverage Ratio Failure” means, as of any date of determination, the failure of the Collateral Coverage Ratio as of such date to be at least equal to 1.6 to 1.0.

“Collateral Proceeds Account” means a segregated account or accounts subject to an account control agreement and held by or under the control of the Collateral Trustee, into which the net proceeds of any Disposition of Collateral or insurance recovery may be deposited in accordance with the applicable provisions of any Pari Passu Lien Debt.

“Collateral Trust Agreement” means that certain collateral trust agreement, dated as of the date hereof, by and among the Company, the Trustee, Citibank, N.A., as administrative agent under the 2023 Credit Agreement and the Collateral Trustee, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

“Collateral Trust Joinder” means a joinder to the Collateral Trust Agreement that the Secured Debt Representative of each Series of Secured Debt that may be issued in the future will be required to deliver to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacity as such, until a successor replaces it in accordance with the applicable provisions of the Collateral Trust Agreement and thereafter means the successor serving hereunder.

“Company” means American Airlines, Inc. and its successors.

“Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)    the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)    any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(5)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

(7)    deductions for grants to any employee of the Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus

(8)    any net loss arising from the sale, exchange or other disposition of capital assets by the Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

(9)    any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

(10)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

(11)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger (including the AMR Merger, any Airlines Merger or any Airline/Company Merger), disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus

(12)    non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus

(13)    the sum of (i) income tax credits and (ii) interest income included in computing such Consolidated Net Income;

in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)    all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan, including the Parent’s reorganization plan in connection with the AMR Merger, any Airline/Company Merger or Airlines Merger); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the Notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof (in each case whether or not successful) (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Company Merger); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

(2)    the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3)    the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)    the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging will be excluded;

(6)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)    the effect on such Person of any non-cash items resulting from any write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Company Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;

(8)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and

(9)    any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.

“Consolidated Tangible Assets” means, as of any date of determination, Consolidated Total Assets of the Parent and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Parent and its consolidated Restricted Subsidiaries as the total assets of the Parent and its Restricted Subsidiaries in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary of the Parent (which may be Guaranteed by the Parent) permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into common stock of the Parent or a parent company of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Parent or a parent company of the issuer and/or cash (in an amount determined by reference to the price of such common stock).

“Core Collateral” means (1) a number of Foreign Slots (other than any Temporary Slots) of the Parent and its Subsidiaries (the “AAG Group”) at airports in Central America, the Specified Caribbean Jurisdictions and Mexico that is not less than the product of (I) 90% and (II) the total number of Foreign Slots (other than any Temporary Slots) of the AAG Group used in any non-stop scheduled service of the AAG Group between airports in the United States (other than LGA and DCA) and airports in Central America, the Specified Caribbean Jurisdictions and Mexico and (2) the Route Authorities, Slots (other than Slots subject to certain Transfer Restrictions set forth in the Security Agreement) and Foreign Gate Leaseholds (other than Foreign Gate Leaseholds subject to certain Transfer Restrictions set forth in the Security Agreement) of the AAG Group used in non-stop scheduled service of the AAG Group between airports in the United States (other than LGA and DCA) and airports in Central America, the Specified Caribbean Jurisdictions and Mexico that represent not less than 90% of all of the non-stop scheduled services of the AAG Group between airports in the United States (other than

LGA and DCA) and airports in Central America, the Specified Caribbean Jurisdictions and Mexico, determined on the basis of Appraised Value. For avoidance of doubt, for all purposes under this Indenture, any Foreign Slots in excess of the number constituting Core Collateral specified in clause (1) above, and any Route Authorities, Slots and Foreign Gate Leaseholds representing the excess above the 90% threshold specified in clause (2) above, as selected by the Company in its discretion, shall not constitute Core Collateral.

Notwithstanding the foregoing, with respect to any Foreign Slots, Foreign Gate Leaseholds or Route Authorities constituting all or any portion of Core Collateral, if any change in applicable law, rule, regulation or treaty or any change in interpretation thereof, in each case, arising following the Closing Date (a “Collateral Change in Law”), would result, directly or indirectly, in the pledge of such Collateral to the Collateral Trustee (i) constituting a violation of the terms under which such Grantor was granted such right, title or interest or give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy with respect thereto, (ii) constituting a violation, default or breach of any term of any agreement for Indebtedness or any security agreement to which such Grantor was party prior to the Closing Date and prior to such Collateral Change in Law or (iii) entitling any governmental authority or other Person to terminate or suspend any such right, title or interest (or such Grantor’s interest in any agreement or license related thereto) (each such result described in clauses (i), (ii) and (iii) collectively, a “Collateral Conflict”), then Core Collateral shall be deemed to exclude such Foreign Slots, Foreign Gate Leaseholds or Route Authorities so long as after giving pro forma effect to such exclusion (and giving effect to the inclusion of any Additional Collateral and the prepayment or redemption of any Pari Passu Lien Debt), no Collateral Coverage Ratio Failure shall have occurred.

“Core Collateral Failure” means, as of any date of determination, the failure of the Collateral to include the Core Collateral as of such date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.

“Credit Agreements” means (1) the 2013 Credit Agreement, (2) the 2014 Credit Agreement, (3) the 2016 Credit Agreement, (4) the 2023 Credit Agreement, (5) any other Pari Passu Credit Agreement and (6) any debt facility or credit agreement provided pursuant to any governmental authority.

“Credit Card” means any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements, including, without limitation, the Credit Agreements, providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“DCA” means Ronald Reagan Washington National Airport, Washington D.C.

“Default” means any event which, unless cured or waived, is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof; provided, that none of (v) the reduction of the frequency of flight operations over any Scheduled Service, (w) the suspension or cancellation of any Scheduled Service, (x) the expiration, termination or suspension of any pledged Route Authority, pledged Slot, pledged Foreign Gate Leasehold or additional route authority, slot or gate leasehold otherwise constituting Collateral, in accordance with the terms under which the applicable Grantor was granted such pledged Route Authority, pledged Slot, pledged Foreign Gate Leasehold or additional route authority, slot or gate leasehold constituting Collateral, as applicable, and (y) the release of any pledged Slot or pledged Foreign Gate Leasehold from the Collateral pursuant to the Security Documents because it ceases to be included in the Collateral because it ceases to be actually utilized in connection with the Scheduled Services or because it ceases to be used in servicing the Scheduled Services, as applicable, shall constitute a Disposition. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DOT” means the United States Department of Transportation and any successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public sale or private issuance by Parent of Parent’s common stock, or options, warrants or rights with respect to its common stock, other than (i) public offerings with respect to Parent’s common stock, or options, warrants or rights, registered pursuant to a registration statement on Form S-8 and (ii) any issuance by Parent of its common stock to any of its Subsidiaries.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means net cash proceeds received by the Parent after the Closing Date from:

(1)    contributions to its common equity capital (other than from any Subsidiary); or

(2)    the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any Subsidiary) of Qualifying Equity Interests, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 4.07(a)(2) hereof.

“Existing Indebtedness” means all Indebtedness of the Parent and its Subsidiaries (other than Indebtedness under the 2023 Credit Agreement or Indebtedness incurred and outstanding on the Closing Date under clause (1) or (3) of the definition of “Permitted Debt”) in existence on the Closing Date until such amounts are repaid.

“FAA” means the United States Federal Aviation Administration and any successor thereto.

“FAA Route Slot” means, at any time of determination, any FAA Slot of any Grantor at any airport in the United States (other than LGA and DCA) that is an origin and/or destination point with respect to any Scheduled Service, in each case only to the extent such FAA Slot is being utilized by such Grantor to provide such Scheduled Service, but in each case excluding any Temporary FAA Slot.

“FAA Slot” means, at any time of determination, in the case of airports in the United States at which landing or take-off operations are restricted, the right and operational authority to conduct a landing or take-off operation at a specific time or during a specific time period at such airport, including, without limitation, slots, arrival authorizations and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes or regulations now or hereinafter in effect.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of the Parent; provided that any such Officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Finance Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent and certified in an Officer’s Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

(2)    the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)    the interest component of Finance Lease Obligations of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)    any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)    the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)    the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.

“Flyer Miles Obligations” means, at any date of determination, all payment and performance obligations of the Parent or any of its Subsidiaries under any card marketing agreement with respect to credit cards co-branded by the Parent or any of its Subsidiaries and a financial institution, which may include obligations in respect of the pre-purchase by third parties of frequent flyer miles and any other similar agreements entered into by the Parent or any of its Subsidiaries with any bank, as amended, restated, modified, supplemented, replaced or extended from time to time.

“Foreign Gate Leasehold” means, at any time of determination, all of the right, title, privilege, interest and authority of any Grantor to use or occupy space in an airport terminal at any airport outside the United States, that is an origin and/or destination point with respect to any Scheduled Service, in each case only to the extent necessary for such Grantor to provide such Scheduled Service.

“Foreign Route Slot” means, at any time of determination, any Foreign Slot of any Grantor at any airport outside the United States that is an origin and/or destination point with respect to any Scheduled Service, in each case only to the extent such Foreign Slot is being utilized by such Grantor to provide such Scheduled Service, but in each case excluding any Temporary Foreign Slot.

“Foreign Slot” means, at any time of determination, in the case of airports outside the United States, the right and operational authority to conduct one landing or take-off operation at a specific time or during a specific time period at such airport.

“GAAP” means generally accepted accounting principles in the United States of America, which, unless otherwise stated in connection with a particular metric, are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(d)(3) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit and which are not callable or redeemable at the issuer’s option.

“Grantor” means (i) the Company and (ii) any Guarantor that may from time to time provide a security interest in Collateral pursuant to the Security Documents.

“Guarantee” means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guarantor” means, initially, the Parent and its successors, and after the date hereof, any Person that guarantees the Notes in accordance with the applicable provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the applicable provisions of this Indenture.

“Guarantor Obligations” means the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Parent under this Indenture with respect to the Notes to the Holder or the Trustee or Collateral Trustee hereunder. For avoidance of doubt, none of the Guarantor’s Obligations are secured obligations of the Guarantor.

“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)    in respect of banker’s acceptances;

(4)    representing Finance Lease Obligations;

(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or

(6)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the foregoing, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations under leases (other than leases determined to be Finance Lease Obligations under GAAP as in effect on the Closing Date), (c) obligations to fund pension plans and retiree liabilities, (d) Disqualified Stock and preferred stock, (e) Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles, (f) maintenance deferral agreements, (g) an amount recorded as indebtedness in the Parent’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (h) obligations under any of the Co-Branded Card Agreements, (i) a deferral of pre-delivery payments relating to the purchase of Aircraft Related Equipment, (j) obligations under any of the flyer miles participation agreements, (k) air traffic liability, (l) payment obligations in connection with health or other types of social security benefits, (m) payment obligations in connection with lease maintenance return conditions on leased aircraft, (n) reserves for capital tax obligations and (o) reserves for obligations under land leases.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Appraisals” means the reports of MBA Aviation dated November 1, 2023, with respect to the Collateral.

“Initial Notes” means the $1,000,000,000.00 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means, with respect to the Initial Notes, Citigroup Global Markets Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and BOK Financial Securities, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means an intercreditor agreement having customary terms for the applicable intercreditor arrangements documented thereby (as determined by the Company in good faith).

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(e) hereof. Notwithstanding the foregoing, any Equity Interests retained by the Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Parent or any Restricted Subsidiary of the Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(e) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Junior Lien” means a Lien in favor of the Collateral Trustee (for the benefit of the holders of Junior Lien Obligations) securing Junior Lien Obligations pursuant to the Collateral Trust Agreement.

“Junior Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured on a junior basis to the Notes and the other Pari Passu Lien Debt pursuant to the Collateral Trust Agreement; provided that:

(1)    on or before the date of which such Indebtedness is incurred, such Indebtedness is designated, in an Officer’s Certificate, delivered to each Secured Debt Representative and the Collateral Trustee as “Junior Lien Debt” for the purpose of the agreements governing any then-existing Pari Passu Lien Debt and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Pari Passu Lien Debt;

(2)    such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Pari Passu Confirmation; and

(3)    all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, together with (1) all Hedging Obligations that are secured, or intended to be secured, under the Junior Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the Collateral Trust Agreement as a holder of “Junior Lien Obligations” or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement as a holder of “Junior Lien Obligations” and if such Hedging Obligations are permitted to be incurred and so secured under each applicable Secured Debt Document, and (2) all Banking Product Obligations that are secured, or intended to be secured, by the Junior Lien Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the Collateral Trust Agreement or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement.

“Junior Lien Representative” means the trustee, agent or representative of the holders of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has executed a Collateral Trust Joinder.

“Leased Collateral” has the meaning assigned to that term in the definition of “Permitted Disposition.”

“Leased Slots” has the meaning assigned to that term in the definition of “Permitted Disposition.”

“LGA” means LaGuardia Airport, New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any transaction pursuant to clause (6) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Pari Passu Confirmation” means:

(1)    as to any future Series of Pari Passu Lien Debt, the written agreement of the holders of such Series of Pari Passu Lien Debt (or the Secured Debt Representative with respect to such Series), as set forth in the credit agreement or other agreement governing such Series of Pari Passu Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)    that all Pari Passu Lien Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Company to the Collateral Trustee to secure any Obligations in respect of such Series of Pari Passu Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Pari Passu Lien Obligations equally and ratably;

(b)    that the holders of Obligations in respect of such Series of Pari Passu Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from enforcement of Pari Passu Liens; and

(c)    consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents; and

(2)    as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt (or the Secured Debt Representative with respect to such Series), as set forth in this Indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

(a)    that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Company to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b)    that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)    consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Marketing and Service Agreements” means those certain business, marketing and service agreements among the Parent and/or any of its Subsidiaries and regional airline carriers and such other parties or agreements from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling, marketing, alliance and joint business agreements that are entered into in the Ordinary Course of Business.

“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any of this Indenture or the security documents or the rights or remedies of the Trustee, the Collateral Trustee and the Holders of the Notes or (c) the ability of the Company and the Guarantors, taken as a whole, to pay the Obligations relating to the Notes; provided that, for the avoidance of doubt, any action taken or not taken within two years from the Closing Date in connection with or in furtherance of the AMR Merger and/or any related Airlines Merger shall be deemed not to constitute a Material Adverse Effect.

“Material Indebtedness” means Indebtedness of the Company and/or Restricted Subsidiaries (other than the Notes) outstanding under the same agreement in a principal amount exceeding $150,000,000.

“MBA” means Morten, Beyer & Agnew.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Associations, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness:

(1)    as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)    as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-Recourse Financing Subsidiary” means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by the Parent of the Company’s obligations or any other person providing a Guarantee pursuant to Section 9.01(i) under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest and fees accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in such indebtedness, even if such interest or fees are not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Secretary, Assistant Treasurer, the Controller, the Secretary or any Executive Vice President, Senior Vice President or Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any one of the following officers of the Company: the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Ordinary Course of Business” means, with respect to the Parent or any of its Subsidiaries, (a) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, the Parent and its Subsidiaries, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.

“Parent” means American Airlines Group Inc., a Delaware corporation, and its successors.

“Pari Passu Credit Agreement” means any revolving or term bank debt facility that constitutes Pari Passu Lien Debt (including, as of the date hereof, the 2023 Credit Agreement) as amended, restated, modified, renewed, extended, refunded or replaced in any manner (whether upon or after maturity, termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Pari Passu Lien” means the Lien in favor of the Collateral Trustee (for the benefit of the holders of Pari Passu Lien Obligations) securing Pari Passu Lien Obligations pursuant to the Collateral Trust Agreement.

“Pari Passu Lien Debt” means:

(1)    the Initial Notes; and

(2)    (a) Indebtedness (other than Banking Product Obligations and Hedging Obligations) of the Company under the Pari Passu Lien Documents (including letters of credit and reimbursement obligations with respect thereto) and (b) other Indebtedness (other than Banking Product Obligations and Hedging Obligation) of the Company under the Pari Passu Lien Documents that is permitted to be incurred and secured under each Secured Debt Document then extant (or as to which the lenders under each Pari Passu Credit Agreement obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all then extant Secured Debt Documents); and

(3)    Indebtedness represented by notes issued by the Company under this Indenture or any other indenture, Indebtedness under any Pari Passu Credit Agreement or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto but excluding Banking Product Obligations and Hedging Obligations) of the Company, in each case that is secured equally and ratably with the Notes and the 2023 Credit Agreement on a first-lien basis (with respect to the Collateral) by a Pari Passu Lien that is permitted to be incurred and so secured under each then extant Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (3), that:

(a)    on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Pari Passu Lien Representative and the Collateral Trustee, as “Pari Passu Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Pari Passu Lien Debt;

(b)    the Pari Passu Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with its terms and the provisions of the Collateral Trust Agreement and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Pari Passu Confirmation; and

(c)    all other requirements set forth in the terms and the provisions set forth in the Collateral Trust Agreement have been compiled with (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Pari Passu Lien Debt”).

For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Pari Passu Lien Debt, but may constitute Pari Passu Lien Obligations.

“Pari Passu Lien Documents” means (i) this Indenture, (ii) the 2023 Credit Agreement, (iii) any other Credit Facility pursuant to which any Pari Passu Lien Debt is incurred and (iv) the Security Documents relating to the Pari Passu Lien Debt.

“Pari Passu Lien Obligations” means the Pari Passu Lien Debt and all other Obligations in respect of Pari Passu Lien Debt (including all Hedging Obligations and Banking Product Obligations that are secured, or intended to be secured, under the Pari Passu Lien Documents).

“Pari Passu Lien Representative” means (a) in the case of this Indenture, the Trustee, (b) in the case of the 2023 Credit Agreement, Citibank, N.A., in its capacity as administrative agent

(or any successor thereto in such capacity) or (c) any party appointed as a representative of any Series of Pari Passu Lien Debt (for purposes related to the administration of the security documents) pursuant to the 2023 Credit Agreement, this Indenture or other agreement governing such Series of Pari Passu Lien Debt, together with its successors in such capacity, and that has executed a Collateral Trust Joinder.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Parent’s common stock (or a parent company of the Parent’s common stock) purchased by the issuer of any Convertible Indebtedness in connection with the issuance of any such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer of such Convertible Indebtedness from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by such issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Parent and its Restricted Subsidiaries are engaged on the Closing Date.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Disposition” means, with respect to Dispositions of Collateral, any of the following:

(1)    one or more transactions that involves the Disposition of assets having a Fair Market Value in aggregate of less than $50,000,000 during any six-month period;

(2)    Dispositions between or among any of Parent and any of its Restricted Subsidiaries that are Grantors (including any Person that shall become a Grantor simultaneous with such Disposition); provided that (i) concurrently with any Disposition of Collateral to any such Grantor or any Person that shall become a Grantor simultaneous with such Disposition, such Grantor or Person shall have granted a security interest in such Collateral to the Collateral Trustee pursuant to a security agreement or mortgage, as applicable, in substantially the same form as the security agreement or mortgage covering such Collateral prior to such Disposition; and (ii) if requested by the administrative agent under any Pari Passu Credit Agreement, concurrently with, or promptly after, such Disposition, such administrative agent and the Collateral Trustee shall receive an opinion of counsel to the Company (which may be in-house counsel) (x) in the case of Collateral that consists of Route Authorities, Slots and/or Foreign Gate Leaseholds, as to the creation and perfection under Article 9 of the UCC of the Lien of the security agreement or mortgage, as applicable, and subject to customary assumptions and qualifications, and (y) in the case of any other Collateral, as to the creation and perfection of the Lien of such security agreement or mortgage, as applicable; provided, further, that following such Disposition, such Collateral is subject to a Lien with the priority and perfection required by the applicable Security Document immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Collateral Trustee for the benefit of the Secured Parties;

(3)    any Liens not prohibited by Section 4.12 hereof;

(4)    Disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;

(5)    the abandonment or Disposition of assets no longer useful or used in the business; provided that such abandonment or Disposition is (A) in the Ordinary Course of Business and (B) with respect to assets that are not material to the business of Parent and its Restricted Subsidiaries taken as a whole;

(6)    the lease or sublease of, use, license or sublicense agreement, swap or exchange agreement or similar arrangement with respect to, assets and properties that constitute Collateral in the Ordinary Course of Business, so long as, in the case of any pledged Slot or pledged Foreign Gate Leasehold (the “Leased Collateral”), (A) such transaction has a term of one year or less, or in the case of Leased Collateral comprised of pledged Slots (“Leased Slots”), does not extend beyond three comparable IATA traffic seasons; or (B) if the term of such transaction is longer than provided for in clause (6)(A), the Company determines in good faith and certifies to the Collateral Trustee prior to entering into any such transaction that (i) immediately after giving effect to such transaction, the Collateral Coverage Ratio with respect to the date of commencement of such transaction (for purposes of calculating such Collateral Coverage Ratio, including the Appraised Value of the Leased Collateral but excluding the proceeds of such transaction and the intended use thereof) would be at least 1.6 to 1.0; provided that in the event that the Leased Collateral is comprised of one or more Leased Slots, (x) the Company shall deliver to the Collateral Trustee an Appraisal of the portion of the Collateral comprised of Route Authorities, Slots and Foreign Gate Leaseholds, which Appraisal gives pro forma effect to such transaction with respect to such Leased Slots and (y) the Appraised Value stated in such Appraisal shall be used as the value of the portion of Collateral comprised of Route Authorities, Slots and Foreign Gate Leaseholds in the calculation of the Collateral Coverage Ratio with respect to the date of commencement of such transaction, (ii) the Collateral Trustee’s Liens on such Collateral are not materially adversely affected by such transaction; provided that the certification in this clause (ii) shall not be required with respect to any Leased Collateral comprised of Slots or Foreign Gate Leaseholds and (iii) no Event of Default exists at the time of such transaction;

(7)    any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case, with respect to any Slot (whether accomplished by modification, substitution or exchange or swap) for which no consideration is received by the Company or any of its Affiliates; provided that in the event that any such retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case, with respect to any Slot shall be deemed to constitute a new Slot, such new Slot shall not constitute consideration received by the Company or any of its Affiliates for purposes of this clause (7);

(8)    any Disposition of a Route Authority, Slot, gate leasehold or Foreign Gate Leasehold resulting from any legislation, regulation, policy or other action of the FAA, the DOT, any applicable foreign aviation authority, airport authority or any other governmental authority that affects the existence, availability or value of properties or rights of the same type as the Route Authorities, Slots, gate leaseholds or Foreign Gate Leaseholds to air carriers generally (and not solely to the Company), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport and for which no consideration is received by the Company or any of its Affiliates; provided that any other Route Authority, Slot, gate leasehold or Foreign Gate Leasehold and any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to the terminal access or seating capacity with respect to any Slot, as the case may be, received by the Company or any of its Affiliates in connection with such Disposition shall not constitute consideration;

(9)    any Disposition of property resulting from an event of loss with respect to any aircraft, airframe, engine or spare engine if the Company or any applicable Grantor is replacing such aircraft, airframe, engine or spare engine in accordance with the terms of the applicable aircraft security agreement; and

(10)    any Disposition of Collateral permitted by any of the Security Documents.

“Permitted Investments” means:

(1)    any Investment in the Parent or in a Restricted Subsidiary of the Parent;

(2)    any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)    any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary of the Parent; or

(b)    such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)    any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)    any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)    Investments represented by Hedging Obligations or made in connection therewith (including any cash collateral or other collateral that does not constitute Collateral provided to or by Parent or any of its Subsidiaries in connection with any Hedging Obligation);

(8)    loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $30.0 million at any one time outstanding;

(9)    redemption or purchase of the Notes;

(10)    any Guarantee of Indebtedness permitted to be incurred by Section 4.08 hereof other than a Guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;

(11)    any Investment of the Parent and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date, or (b) as otherwise permitted under this Indenture;

(12)    Investments or commitments to make Investments acquired after the Closing Date and any other Investments consisting of extensions, modifications or renewals of such Investments as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)    the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Parent or a Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)    Receivables arising in the Ordinary Course of Business, and Investments in Receivables and related assets including pursuant to a Receivables Repurchase Obligation;

(15)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

(16)    Permitted Bond Hedge Transactions which constitute Investments;

(17)    Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 30% of the Consolidated Total Assets of the Parent and its Restricted Subsidiaries at the time of such Investment;

(18)    Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (18) shall not be permitted if unreimbursed within 90 days of any such extension of credit;

(19)    Investments in connection with financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;

(20)    Investments in Non-Recourse Financing Subsidiaries (other than Receivables Subsidiaries in connection with Qualified Receivables Transactions), in an aggregate amount outstanding at any time not to exceed $300.0 million;

(21)    Investments consisting of payments to or on behalf of any Person (including without limitation any third-party service provider) for purposes of improving or reconfiguring aircraft or Aircraft Related Equipment owned or operated by such Person in order to enhance or improve the brand under which the Parent or any of its Affiliates operate, in an aggregate amount outstanding at any time not to exceed $300.0 million;

(22)    Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (22) (excluding Investments existing on the Closing Date) shall not exceed $300.0 million at any time outstanding;

(23)    Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;

(24)    Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;

(25)    Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Parent or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;

(26)    Investments made in Unrestricted Subsidiaries not to exceed $30.0 million in any fiscal year in the aggregate;

(27)    Investments (including through special-purpose subsidiaries or Unrestricted Subsidiaries) in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply and sales, in each case, in the Ordinary Course of Business;

(28)    Investments consisting of advances and loans to Affiliates of the Parent or any other Guarantor, in an aggregate amount outstanding at any time not to exceed $300.0 million;

(29)    [Reserved];

(30)    guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Parent or any of its Restricted Subsidiaries in connection with the regional air carrier’s business with the Parent or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Parent or any of its Restricted Subsidiaries provides ground handling services;

(31)    so long as no Default has occurred and is continuing, any Investment by the Parent and/or any Restricted Subsidiary of the Parent; and

(32)    Investments consisting of guarantees of Indebtedness of any Person to the extent that such Indebtedness is incurred by such Person in connection with activities related to the business of the Parent or any Restricted Subsidiary of the Parent and the Parent has determined that the incurrence of such Indebtedness is beneficial to the business of the Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300.0 million.

“Permitted Liens” means:

(1)    Pari Passu Liens held by the Collateral Trustee securing the Notes, the 2023 Credit Agreement, any other Pari Passu Lien Debt and any other Pari Passu Lien Obligations; provided that with respect to any Pari Passu Lien Debt secured by a Lien pursuant to this clause (1) and incurred after the Closing Date, the aggregate principal amount of outstanding Pari Passu Lien Debt as of the date of such incurrence of Pari Passu Lien Debt after giving pro forma effect to the application of the net proceeds therefrom and the pledge of any Additional Collateral as Collateral substantially concurrent with such incurrence does not cause the Collateral Coverage Ratio to be less than 1.6 to 1.0;

(2)    (a) Junior Liens held by the Collateral Trustee securing Junior Lien Debt and any other Junior Lien Obligations and (b) other junior liens on all or a part of the Collateral, securing Indebtedness or other obligations, which junior liens are subject to a junior lien intercreditor agreement subordinating such junior liens to the Pari Passu Liens securing the Notes;

(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)    Liens imposed by law, such as carriers’, vendors’, materialmen’s, warehousemen’s, landlord’s, repairmen’s, employees’, mechanics’ or other like Liens, in each case, arising in the Ordinary Course of Business;

(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

(6)    leases, subleases, use agreements and swap agreements leases, subleases, use agreements and swap agreements;

(7)    a banker’s lien or right of offset of the holder of such Indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any subsidiary in the Ordinary Course of Business on moneys of the Company such subsidiary deposited with such lender or holder in the Ordinary Course of Business;

(8)    Liens in favor of depositary banks arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(9)    Liens created for the benefit of (or to secure) the Notes;

(10)    Liens on receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction”, incurred in connection with a Qualified Receivables Transaction;

(11)    any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or cash equivalents, if any;

(12)    licenses, sublicenses, leases and subleases by the Company or any Grantor as they relate to any aircraft, airframe, engine or any other Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of Parent and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject to the Liens granted to the Collateral Trustee pursuant to the Security Documents or (B) otherwise expressly permitted by the Security Documents;

(13)    mortgages, easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, reservations, encroachments, land use restrictions, encumbrances or other similar matters and title defects, in each case as they relate to real property assets, which (A) do not interfere materially with the ordinary conduct of the business of Parent and its Subsidiaries, taken as a whole, or their utilization of such property, (B) do not materially detract from the value of the property to which they attach or materially impair the use thereof to Parent and its Subsidiaries, taken as a whole and (C) do not materially adversely affect the marketability of the applicable property;

(14)    salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine or any Additional Collateral, if any;

(15)    in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;

(16)    Liens incurred in the Ordinary Course of Business of Parent or any Restricted Subsidiary of Parent with respect to obligations that do not exceed in the aggregate $30,000,000 at any one time outstanding;

(17)    Liens on Collateral directly resulting from (x) any Disposition permitted under this Indenture or (y) any sale of such Collateral in compliance with this Indenture;

(18)    any (x) Transfer Restriction that applies to the transfer or assignment (other than the pledge, grant or creation of a security interest or mortgage) of any asset, right or property constituting Collateral and (y) Liens due to any Collateral Change in Law that applies to any Collateral;

(19)    with respect to engines (including spare engines) or parts (including Spare Parts), Liens relating to any pooling, exchange, interchange, borrowing or maintenance servicing agreement or arrangement entered into in the Ordinary Course of Business;

(20)    with respect to Spare Parts, purchase money security interest Liens held by a vendor for goods purchased from such vendor, in each case arising in the Ordinary Course of Business and for which the Company or the applicable Grantor pays such vendor within 60 days of such purchase;

(21)    Liens on Collateral permitted by any of the Security Documents (other than Liens described in clauses (1) or (2) of this definition);

(22)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(23)    in the case of any leased real property, any interest or title of the lessor thereof;

(24)    Liens of creditors of any Person to whom Parent’s or any of its Restricted Subsidiaries’ assets constituting Collateral of the type described in clause (c), (d) or (e) of the definition of “Additional Collateral” are consigned for sale in the Ordinary Course of Business, so long as such Liens of such creditors are subject and subordinate to the Liens of the Collateral Trustee on such Collateral;

(25)    Liens arising from precautionary UCC and similar financing statements relating to any lease other than a financing or capital lease not otherwise prohibited by this Indenture;

(26)    Liens on ground service equipment constituting Collateral solely to the extent attributable to the possession or use of such ground service equipment constituting Collateral by Parent or any Subsidiary of Parent, so long as such Liens are subject and subordinate to the Lien of the Collateral Trustee on such Collateral;

(27)    Liens in favor of any governmental authority junior to the Liens incurred under the Security Documents in connection with the receipt of any governmental assistance or loans in respect of the coronavirus pandemic; and

(28)    any extension, modification, renewal or replacement of the Liens described in clauses (1) through (27) above, provided that such extension, modification, renewal or replacement does not increase the principal amount of Indebtedness associated therewith.

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

(2)    if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the Notes;

(3)    if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(4)    notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Parent’s common stock (or a parent company of the Parent’s common stock) sold by the Parent substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Parent or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Qualifying Equity Interests” means Equity Interests of the Parent other than Disqualified Stock.

“Receivables” means Accounts, and shall also include ticket receivables, sales of frequent flyer miles and other present and future revenues and receivables that may be the subset of a Qualified Receivables Transaction or another financing transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means (x) a Subsidiary of the Parent which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any Restricted Subsidiary of the Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Parent or any Restricted Subsidiary of the Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Parent or any Subsidiary of the Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither the Parent nor any Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither the Parent nor any Subsidiary of the Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results or (y) any Subsidiary of a Receivables Subsidiary. Any such designation by the Board of Directors of the Parent will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions. For the avoidance of doubt, the Parent and any Restricted Subsidiary of the Parent may enter into Standard Securitization Undertakings for the benefit of a Receivables Subsidiary.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular matter with respect to this Indenture, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Route Authorities” means, at any time of determination:

(1)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Antigua and Barbuda signed on October 7, 1991, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Antigua and Barbuda, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Antigua and Barbuda;

(2)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Kingdom of the Netherlands in respect of Aruba signed on September 18, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Aruba, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Aruba;

(3)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Australia signed on March 31, 2008, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Australia, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Australia;

(4)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Commonwealth of the Bahamas signed on January 27, 2020, as amended or modified from time to time, to operate air carrier service between points in the United States and points in the Bahamas, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in the Bahamas;

(5)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Barbados signed on May 5, 2015, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Barbados, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Barbados;

(6)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Belize signed on October 16, 2018, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Belize, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in points in Belize;

(7)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Kingdom of the Netherlands in respect of the Caribbean part of the Netherlands signed on January 17, 2018, as amended or modified from time to time, to operate air carrier service between points in the United

States and points in Bonaire, Sint Eustatius, or Saba, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Bonaire, Sint Eustatius, or Saba;

(8)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Canada signed on March 12, 2007, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Canada, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Canada;

(9)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the People’s Republic of China signed on September 17, 1980, as amended or modified from time to time, to operate air carrier service between points in the United States and points in China, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in China;

(10)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Costa Rica signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Costa Rica, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Costa Rica;

(11)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Cuba signed on February 16, 2016, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Cuba, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Cuba;

(12)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Kingdom of the Netherlands in respect of Curacao signed on September 26, 2016, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Curacao, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Curacao;

(13)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Dominican Republic signed on July 22, 1986, as amended or modified from time to time, to operate air carrier service between points in the United States and points in the Dominican Republic, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in the Dominican Republic;

(14)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of El Salvador signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in El Salvador, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in El Salvador;

(15)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Grenada signed on April 10, 2018, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Grenada, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Grenada;

(16)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Guatemala signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Guatemala, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Guatemala;

(17)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Haiti signed on December 12, 2018, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Haiti, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Haiti;

(18)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Honduras signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Honduras, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Honduras;

(19)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Hong Kong Special Administrative Region of the People’s Republic of China signed on April 7, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Hong Kong, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Hong Kong;

(20)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Jamaica signed on October 30, 2008, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Jamaica, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Jamaica;

(21)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Japan signed on August 11, 1952, as incorporated in and implemented by (1) the U.S.-Japan Memorandum of Understanding of October 25, 2010, (2) the U.S.-Japan Diplomatic Note Exchange of April 26, 2016, (3) the U.S.-Japan Air Transport Agreement Amendment Entry-into-Force of March 23, 2020, each as amended or modified from time to time, to operate air carrier service between points in the United States and points in Japan, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Japan;

(22)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the United Mexican States signed on December 18, 2015, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Mexico, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Mexico;

(23)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Nicaragua signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Nicaragua, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Nicaragua;

(24)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Panama signed on May 8, 1997, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Panama, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Panama;

(25)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the

United States of America and the Government of Saint Christopher and Nevis signed on December 13, 2011, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Saint Christopher and Nevis, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Saint Christopher and Nevis;

(26)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Consolidated Air Services Agreement between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland signed on July 23, 1977 as amended or modified from time to time, to operate air carrier service between points in the United States and points in Saint Lucia, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Saint Lucia;

(27)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of Saint Vincent and the Grenadines signed on April 7, 2017, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Saint Vincent and the Grenadines, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Saint Vincent and the Grenadines;

(28)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Kingdom of the Netherlands in respect of Sint Maarten signed on July 14, 2017, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Sint Maarten, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Sint Maarten;

(29)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Korea signed on June 9, 1998, as amended or modified from time to time, to operate air carrier service between points in the United States and points in the Republic of Korea, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in the Republic of Korea;

(30)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the United States of America and the Swiss Confederation signed on June 21, 2010 as amended or modified from time to time, to operate air carrier service between points in the United States and points in Switzerland, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Switzerland;

(31)    the route authority or authorities (including any applicable certificate, exemption and frequency authorities, or portion thereof) granted by the DOT and held by any Grantor pursuant to (x) the Air Transport Agreement between the Government of the United States of America and the Government of the Republic of Trinidad and Tobago signed on May 23, 2013, as amended or modified from time to time, to operate air carrier service between points in the United States and points in Trinidad and Tobago, or (y) such other agreements or treaties entered into by the applicable U.S. governmental authority and as in effect from time to time that permit such Grantor and its successors and/or permitted assigns to operate air carrier service between points in the United States and points in Trinidad and Tobago; and

(32)    any other route authority identified in any supplement to the Security Agreement as the route authority with respect to any additional Scheduled Service being designated by such supplement;

in each case whether or not such route authority is utilized at such time by such Grantor; and “Route Authority” means any of such route authorities as the context requires.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors.

“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to Parent or another Restricted Subsidiary of Parent and (2) an issuance of directors’ qualifying shares.

“Scheduled Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Scheduled Service” means, at any time of determination, (a) the non-stop scheduled air carrier services being operated by any Grantor at such time between (x) any airport in the United States (other than LGA and DCA) and (y) any airport in Antigua and Barbuda, Aruba, Australia, the Bahamas, Barbados, Belize, Bonaire, Canada, China, Costa Rica, Cuba, Curacao, Dominican Republic, El Salvador, Grenada, Guatemala, Haiti, Honduras, Hong Kong, Jamaica, Japan, Mexico, Nicaragua, Panama, Saba, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Sint Eustatius, Sint Maarten, South Korea, Switzerland, and Trinidad and Tobago, and (b) any other non-stop scheduled air carrier service being operated by any Grantor at such time that has been designated as an additional “Scheduled Service” pursuant to any supplement to the Security Agreement, and “Scheduled Service” means any of such Scheduled Services as the context requires.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to American Airlines Group Inc. or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Pari Passu Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Pari Passu Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Pari Passu Lien Obligations and Junior Lien Obligations.

“Secured Debt Representative” means each Pari Passu Lien Representative and each Junior Lien Representative.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement (Slots, Foreign Gate Leaseholds and Route Authorities), dated as of December 4, 2023, between the Company and the Collateral Trustee, and any future Grantor, as amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and including any subsequent security agreement executed and delivered by the Company and/or any other Grantor and the Collateral Trustee.

“Security Documents” means the Security Agreement, the Collateral Trust Agreement, any Intercreditor Agreement and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, debentures, collateral agency agreements, collateral trust agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Company and/or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any Secured Party, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement or Article 9 or Section 11.03 of this Indenture.

“Series of Junior Lien Debt” means, severally, each issue or series of notes or other Indebtedness under any indenture or Credit Facility represented by a single Junior Lien Representative that constitutes Junior Lien Obligations.

“Series of Pari Passu Lien Debt” means, severally, (a) the Notes, (b) the Indebtedness under the 2023 Credit Agreement and (c) each series of additional notes or other Indebtedness under any indenture, credit agreement or other Credit Facility represented by a single Pari Passu Lien Representative that constitutes Pari Passu Lien Obligations.

“Series of Secured Debt” means, severally, each Series of Pari Passu Lien Debt and each Series of Junior Lien Debt.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary of the Parent that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

“Slot” means as of any date of determination, each FAA Route Slot and each Foreign Route Slot, or any of them, pledged to the Collateral Trustee pursuant to any Security Agreement as of such time.

“Spare Parts” means any and all appliances, parts, instruments, appurtenances, accessories, avionics, furnishings, seats and other equipment of whatever nature which are of the type of aircraft spare parts other than any QEC kits, excluding any such spare parts to the extent installed on any aircraft or engine from time to time.

“Specified Caribbean Jurisdictions” means Antigua and Barbuda, Aruba, the Bahamas, Barbados, Bonaire, Cuba, Curacao, Dominican Republic, Grenada, Haiti, Jamaica, Saba, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Sint Eustatius, Sint Maarten, and Trinidad and Tobago.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means the date specified in the Notes as the fixed date on which an amount equal to the principal amount of the Notes is due and payable.

“Subsidiary” means, with respect to any Person:

(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)    any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Temporary FAA Slot” means an FAA Slot that was obtained by any Grantor from another air carrier pursuant to an agreement (including but not limited to a loan agreement, lease agreement, slot exchange agreement or a slot release agreement) and is held by such Grantor on a temporary basis.

“Temporary Foreign Slot” means a Foreign Slot that was obtained by any Grantor from another air carrier pursuant to an agreement (including but not limited to a loan agreement, lease agreement, slot exchange agreement or a slot release agreement) and is held by such Grantor on a temporary basis.

“Temporary Slot” means any Temporary FAA Slot or any Temporary Foreign Slot and any FAA Slot or Foreign Slot subject to a Transfer Restriction, in each case, for so long as such Transfer Restriction is in effect.

“Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

“Transfer Restrictions” means any prohibition, restriction or consent requirement, whether arising under contract, applicable law, rule or regulation, or otherwise, relating to the transfer or assignment by a Grantor of, or the pledge, grant, or creation by a Grantor of a security interest or mortgage in, any right, title or interest in any asset, right or property, or any claim, right or benefit arising thereunder or resulting therefrom, if any such transfer or assignment thereof (or any pledge, grant or creation of a security interest or mortgage therein) or any attempt to so transfer, assign, pledge, grant or create, in contravention or violation of any such prohibition or restriction or without any required consent of any Person would (i) constitute a violation of the terms under which such Grantor was granted such right, title or interest or give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy with respect thereto, (ii) entitle any governmental authority or other Person to terminate or suspend any such right, title or interest (or such Grantor’s interest in any agreement or license related thereto), or (iii) be prohibited by or violate any applicable law, rule or regulation, except, in any case, to the extent such “Transfer Restriction” shall be rendered ineffective (both to the extent that it (x) prohibits, restricts or requires consent and (y) gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy) by virtue of any applicable law, including, but not limited to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC, to the extent applicable (or any corresponding sections of the UCC in a jurisdiction other than the State of New York to the extent applicable).

“Treasury Rate” means, with respect to any redemption pursuant to Section 3.07(a) hereof, the yield to maturity, as of the date of the redemption notice for such redemption, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Selected Interest Rates (Daily) H.15 release that has become publicly available at least two Business Days prior to the date of such redemption notice (or, if such release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such redemption notice, to November 15, 2025; provided, however, that if the period from the date of such redemption notice to November 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association in its capacity as such, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Cash” means cash and Cash Equivalents of the Parent that (i) may be classified, in accordance with GAAP, as “unrestricted” on the consolidated balance sheets of the Parent or (ii) may be classified, in accordance with GAAP, as “restricted” on the consolidated balance sheets of the Parent solely in favor of the secured parties pursuant to any secured Credit Facility; provided, however, that Unrestricted Cash shall not include (a) cash or Cash Equivalents deposited as additional “collateral” for the obligations under a secured Credit Facility, (b) passenger facility charges or (c) cash, Cash Equivalents or other assets carried in deposit accounts and securities accounts pursuant to the terms of a secured Credit Facility to the extent the secured parties thereunder are exercising control of such accounts.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary in compliance with Section 4.11 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

(1)    has no Indebtedness other than Non-Recourse Debt;

(2)    is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent involving aggregate payments or consideration in excess of $60,000,000, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3)    is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries; and

(5)    does not own any assets or properties that constitute Collateral.

“US Airways” means US Airways, Inc., a Delaware corporation, which merged with and into the Parent with the Parent as the surviving entity, or such entity’s successor.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)    the then outstanding principal amount of such Indebtedness.

Section 1.02    Other Definitions.

Term	Defined in Section
“AAG Group”	1.01
“Authentication Order”	2.02
“Bankruptcy Custodian”	6.01
“Calculation Date”	1.01
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Compliance Date”	4.14(a)
“Cure Period”	4.14(c)
“DTC”	2.03
“Event of Default”	6.01
“incur”	4.08(a)
“Paying Agent”	2.03
“Permitted Debt”	4.08(b)
“Permitted Person”	1.01
“Reference Date”	4.14(a)
“Registrar”	2.03
“Required Appraisal Date”	1.01
“Restricted Payments”	4.07(a)
“Special Interest”	4.14(a)
“Specified Courts”	12.06
“TIA”	1.03

Section 1.03    Application of Trust Indenture Act. This Indenture is not and will not be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). Notwithstanding anything in this Indenture to the contrary, the TIA shall not apply and none of the Company, the Guarantors, the Trustee or the Collateral Trustee shall be required to comply with the TIA.

Section 1.04    Rules of Construction.

Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    “including” is not limiting;

(5)    words in the singular include the plural, and in the plural include the singular;

(6)    “will” shall be interpreted to express a command;

(7)    provisions apply to successive events and transactions;

(8)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(9)    any reference to any Person shall be deemed to include such Person’s successors; and

(10)    any reference to any agreement, contract or instrument shall be deemed to include a reference to such agreement, contract or instrument as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Global Notes and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Notes issued in definitive form will be substantially in the form of Exhibit

A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

(c)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)    the Company executes and delivers an Officer’s Certificate to such effect to the Trustee; or

(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes and owners of beneficial interests in the Global Note in an amount not less than a majority of the aggregate outstanding principal amount of such Global Note have delivered to the Company and the Trustee a notice indicating that the continuation of the book-entry system through the Depositary is no longer in the best interests of the holders of such beneficial interests; or

(4)    as otherwise agreed by the Company and a holder of a beneficial interest in a Global Note.

Upon the occurrence of any of the preceding events in subparagraph (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names the Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B)

through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the appropriate Restricted Global Note, in the case of subparagraph (B) above, the 144A Global Note, and in the case of subparagraph (C) above, the Regulation S Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)    if the Holder of such Definitive Notes proposes to exchange the Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Notes proposes to exchange the Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)    if the Holder of such Restricted Definitive Notes proposes to transfer the Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B) above, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer the Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER OF THE NOTES EVIDENCED HEREBY AGREES TO THE FOREGOING TRANSFER RESTRICTIONS AND EACH HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    Regulation S Global Note Legend. Each Regulation S Global Note will bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THE NOTE IS REGISTERED UNDER THE SECURITIES ACT

OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THIS NOTE.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.07, 4.10, and/or 9.04 hereof).

(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    Neither the Registrar nor the Company will be required:

(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on, the Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Company and the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, PDF or similar electronic transmission.

Notwithstanding anything to the contrary herein, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date the Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the customary procedures of the Trustee). Certification of the cancellation of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    Further Issuances.

The Company may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under this Indenture and issue such increased principal amount (or any portion thereof), in which case any Additional Notes so issued shall have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue), and shall carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such Additional Notes shall form a single series with the Notes; provided that the aggregate principal amount of Notes issued under this Indenture (when taken together with the outstanding principal amount of all other Pari Passu Lien Debt) as of the date of issuance of any such Additional Notes, may not exceed an amount that would cause the Collateral Coverage Ratio with respect to such date of issuance to be less than or equal to 1.6 to 1.0. Any Additional Notes that are not fungible with the Notes for U.S. Federal income tax purposes at the time of issuance (as determined by the Company) must be issued under a separate CUSIP number.

Section 2.14    No Reissuance of Notes.

The Company may not reissue a Note that has matured, been redeemed, been purchased by the Company at the Holder’s option upon a Change of Control or otherwise been canceled, except for registration of transfer, exchange or replacement of such Note.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notice to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)    the clause of this Indenture pursuant to which the redemption shall occur;

(2)    the redemption date;

(3)    the principal amount of Notes to be redeemed; and

(4)    the redemption price and the amount of accrued and unpaid interest to the anticipated redemption date.

Notwithstanding the foregoing, if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, shall be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, subject to DTC’s Applicable Procedures for Global Notes, in any manner that the Trustee deems fair and appropriate, including by lot, or in the case of Global Notes, otherwise in accordance with DTC’s Applicable Procedures for Global Notes. The Trustee shall make the selection at least 10 days but no more than 60 days before the redemption date from Notes outstanding not previously called for redemption. The Trustee will select the Notes to be redeemed in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

The notice shall identify the Notes to be redeemed and shall state:

(a)    the redemption date;

(b)    the redemption price;

(c)    the name and address of the Paying Agent;

(d)    if any Notes are being redeemed in part, the portion of the principal amount of the Notes to be redeemed and that, after the redemption date and upon surrender of the Notes, new Notes in principal amount equal to the unredeemed portion of the original Notes shall be issued in the name of the Holder thereof upon cancellation of the original Notes;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that interest on the Notes called for redemption ceases to accrue on and after the redemption date unless the Company defaults in the deposit of the redemption price;

(g)    the CUSIP number, if any; and

(h)    any other information as may be required by the terms of the Notes being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of an Equity Offering, Change of Control, financing, or other transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is mailed as provided in Section 3.03, Notes called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price plus accrued interest, including Special Interest, if any, to the redemption date. If the redemption notice is given and funds deposited as required by Section 3.05, then interest will cease to accrue on and after the redemption date on the Notes or portions of such Notes called for redemption.

Section 3.05    Deposit of Redemption or Purchase Price.

On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, including Special Interest if any, on all Notes to be redeemed on that date. In the event that any redemption date is not a Business Day, the Company will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender of Notes that are redeemed in part, the Trustee shall authenticate for the Holder a new Note of the same maturity equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    The Company, at its option, may redeem the Notes, in whole at any time or in part from time to time prior to November 15, 2025, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the redemption price of such Notes assuming it is paid on November 15, 2025 (which redemption price is set forth in paragraph (b) of this Section 3.07) and all remaining scheduled payments of interest (including, as and to the extent provided below, Special Interest, if any) on such Notes through November 15, 2025 (excluding accrued and unpaid interest, including Special Interest, if any, to but not including the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in the case of either the preceding clause (1) or (2), accrued and unpaid interest, including Special Interest, if any, on the principal amount of Notes being redeemed to (but not including) the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date). For purposes of the foregoing present value calculation, Special Interest will only be included if (i) Special Interest is accruing as of the date the redemption notice is given and (ii) the redemption date is after the expiration of the applicable cure period pursuant to the provisions of the Collateral Coverage Ratio in Section 4.14 with respect to which such Special Interest first began to accrue. The Trustee shall have no duty to verify the calculation of any redemption price made by the Company.

(b)    At any time on or after November 15, 2025, the Company may redeem all or any of the Notes at any time in whole, or from time to time in part, at its option, at the following redemption prices (expressed as a percentage of principal amount), plus any accrued and unpaid interest on the Notes to, but excluding, the date of redemption, if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2025	104.250%
2026	102.125%
2027 and thereafter	100.000%

(c)    In addition, notwithstanding the foregoing, at any time and from time to time prior to November 15, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes) with an amount not to exceed the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 108.50%, plus any accrued and unpaid interest, including Special Interest, if any, on the Notes to, but excluding, the date of redemption; provided, however, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated.

(d)    In addition, on or prior to November 15, 2025, during any twelve month period, the Company may on one or more occasions redeem up to 10% of the aggregate principal amount of the Notes (including Additional Notes, if any) issued under this Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus any accrued and unpaid interest to, but excluding, the redemption date.

(e)    Notwithstanding the foregoing, accrued and unpaid interest payable upon any redemption date will not include any Special Interest if such redemption date occurs during the applicable cure period pursuant to the provisions of the Collateral Coverage Ratio in Section 4.14 with respect to which such Special Interest first began to accrue.

(f)    In addition, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a tender offer (including, without limitation, any Change of Control Offer) and the Company, or any third party making such tender offer (including, without limitation, any Change of Control Offer) in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the applicable tender offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered in such tender offer (excluding any early tender premium of consent payment), plus accrued and unpaid interest, if any, to (but not including) the redemption date.

(g)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(h)    The Company’s actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Principal and Interest.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest (including Special Interest, if any) on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. All references to interest in this Indenture shall be deemed to include Special Interest, if any, that is then due.

Section 4.02    Reserved.

Section 4.03    SEC Reports.

The Parent will furnish to the Trustee within 30 days after it files them with the SEC, copies of the Parent’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by the Parent with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Parent’s or the Company’s compliance with any of its covenants under this Indenture or documents related thereto. The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Parent’s or the Company’s compliance with the covenant provisions of this Indenture or monitor any reports or other documents filed with the SEC or via EDGAR.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time Parent or the Company is not required to file with the SEC the reports required by the preceding paragraph, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate.

To the extent any Notes are outstanding, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2024, an Officer’s Certificate stating that a review of the activities of the Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent and Company have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Parent and Company have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

Section 4.05    Reserved.

Section 4.06    Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the

Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Parent, an increase in the liquidation value thereof, and (y) dividends, distributions or payments payable to the Parent or a Restricted Subsidiary of the Parent);

(2)    purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent;

(3)    make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or the applicable Note Guarantee (excluding any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity of such Indebtedness; or

(4)    make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, the sum of such Restricted Payment together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Parent and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (21) of Section 4.07(b) hereof), is less than the greater of (i) $0 and (ii) the sum, without duplication, of:

(i)    50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Parent for the period (taken as one accounting period) from April 1, 2013 to the end of the Parent’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Restricted Investment; plus 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of US Airways for the period (taken as one accounting period) from October 1, 2011 through December 8, 2013; plus

(ii)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent after the Closing Date, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Parent, and excluding Excluded Contributions and other than proceeds from any Permitted Warrant Transaction); plus

(iii)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent or a Restricted

Subsidiary of the Parent from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or a Restricted Subsidiary of the Parent or convertible or exchangeable debt securities of the Parent or a Restricted Subsidiary of the Parent (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent); plus

(iv)    to the extent that any Restricted Investment that was made after the Closing Date by the Parent or any of its Subsidiaries is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(v)    to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

(vi)    100% of any dividends received in cash by the Parent or a Restricted Subsidiary of the Parent after the Closing Date from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period;

provided, however, there shall be no increase in respect of any amount contemplated by clause (iv), (v) or (vi) of this Section 4.07(a) pursuant to any such clause to the extent such amount otherwise increases the capacity of the Parent or any of its Restricted Subsidiaries to make Restricted Payments pursuant to this Section 4.07(a) or clause (15) of Section 4.07(b).

(b)    The provisions of Section 4.07(a) hereof shall not prohibit:

(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;

(2)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (ii) of Section 4.07(a)(4) hereof and shall not be considered to be Excluded Contributions;

(3)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;

(4)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to the applicable Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)    the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $60.0 million in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture, in which case the aggregate price paid by the Parent and its Restricted Subsidiaries may not exceed $150.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided, further that the Parent or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $30.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)    the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)    so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Parent or any preferred stock of any Restricted Subsidiary of the Parent in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.08 hereof;

(8)    payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of “Fixed Charges” for such Person;

(10)    in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or the Parent, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Parent (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer as a result of such Change of Control (it being agreed that the Company or the Parent may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under this Section 4.07);

(11)    Restricted Payments made with Excluded Contributions;

(12)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (A) in connection with any full or partial “spin-off” or similar transactions of the Subsidiary that is the Company, the Parent would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof or (ii) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent and its Restricted Subsidiaries immediately prior to such transaction and (B) for any full or partial “spin-off” or similar transactions of any Subsidiary that is not the Company, no Default has occurred and is continuing;

(14)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the Closing Date;

(15)    so long as no Default has occurred and is continuing, any Restricted Payment (other than a Restricted Investment) made on and after the Closing Date in an aggregate amount not to exceed $900.0 million;

(16)    the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Parent or any Restricted Subsidiary of the Parent;

(17)    the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the Closing Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Parent or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(18)    (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Parent’s or a parent company of the Parent’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of such common stock are entitled to receive cash or other consideration for their shares of the such common stock) or similar transaction with respect to the Parent, such parent company or such common stock, cash and/or other property;

(19)    so long as no Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of the Parent or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);

(20)    any Restricted Payment so long as both before and after giving effect to such Restricted Payment, the Parent and its Restricted Subsidiaries have Cash Liquidity of at least $2.2 billion; and

(21)    Restricted Payments in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (21), do not exceed 5.0% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries (calculated at the time of such Restricted Payment).

(c)    For purposes of determining compliance with this Section 4.07, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of

Restricted Payments set forth in clauses (1) through (21) of Section 4.07(b) hereof, or is entitled to be made pursuant to Section 4.07(a) hereof, the Parent shall be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(d)    Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.

(e)    In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.

Section 4.08    Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)    The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Parent’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)    The provisions of Section 4.08(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)    the incurrence by the Company and the Parent of the Notes and Note Guarantees (but excluding any Additional Notes) in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);

(2)    the incurrence by the Parent or any of its Restricted Subsidiaries of Existing Indebtedness, the Indebtedness under the 2023 Credit Agreement incurred on or prior to the Closing Date and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;

(3)    the incurrence by the Parent or any of its Restricted Subsidiaries of (a) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $21.0 billion or (ii) 40% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries (calculated at the time of such incurrence) and (b) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (a) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(b) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $4.0 billion;

(4)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness (including Finance Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Parent or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including without limitation (and in each case, whether or not owned by the Parent or its Restricted Subsidiaries) Aircraft Related Facilities or Aircraft Related Equipment) used in the business of the Parent or any of its Restricted Subsidiaries;

(5)    the incurrence by the Parent or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.08(a) hereof or clause (2), (4), (5), (6), (13), (20), (21), (24) or (25) of this Section 4.08(b) and (B) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Parent or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (A) and (B), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Parent and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;

(6)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Parent or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Parent or a Restricted Subsidiary of the Parent, or into which the Parent or a Restricted Subsidiary of the Parent is merged, consolidated or amalgamated, or (C) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Parent or a Restricted Subsidiary of the Parent and becomes a Restricted Subsidiary of the Parent;

(7)    the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and/or any of its Restricted Subsidiaries;

(8)    the issuance by any Restricted Subsidiary of the Parent to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock;

(9)    the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the Ordinary Course of Business;

(10)    the Guarantee (including by way of co-obligation or assumption) by the Parent or any Restricted Subsidiary of the Parent of Indebtedness of the Parent or a Restricted Subsidiary of the Parent (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;

(11)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

(12)    the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

(13)    Indebtedness (a) constituting credit support or financing from aircraft or engine or parts manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Parent or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such Indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subclause (b) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an Officer of the Parent or Restricted Subsidiary, as applicable, (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

(14)    Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Parent issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $30.0 million in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Parent;

(15)    reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances;

(16)    surety and appeal bonds that do not secure judgments that constitute an Event of Default;

(17)    Indebtedness of the Parent or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;

(18)    the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Parent or to any other Restricted Subsidiary of the Parent or their assets (other than such Receivables Subsidiary and its assets and, as to the Parent or any other Restricted Subsidiary of the Parent, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

(19)    the incurrence of Indebtedness of the Parent or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;

(20)    Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities;

(21)    Credit Card purchases of fuel;

(22)    Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;

(23)    Indebtedness of the Parent or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements either (A) entered into in the Ordinary Course of Business or (B) otherwise customary, typical or appropriate for a Permitted Business;

(24)    the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated in right of payment to the prior payment in full in cash of all Notes and the Parent’s Obligations on terms not materially less favorable to the Holders of the Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Parent) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all Notes and the Parent’s Obligations and convertible into common stock of the Parent; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $1.5 billion at any time outstanding; and

(25)    the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $3.0 billion, at any time outstanding.

(c)    For purposes of determining compliance with this Section 4.08, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (25) of Section 4.08(b) hereof or is entitled to be incurred pursuant to Section 4.08(a) hereof, the Parent shall be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.08. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to Section 4.08(a) hereof or under any category of Permitted Debt described in clauses (1) through (25) of Section 4.08(b) so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

(d)    None of the following shall constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.08:

(1)    the accrual of interest or preferred stock dividends;

(2)    the accretion or amortization of original issue discount;

(3)    the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

(4)    the reclassification of preferred stock or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP; and

(5)    the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

(e)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(f)    The amount of any Indebtedness outstanding as of any date shall be:

(1)    the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;

(2)    the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)    the Fair Market Value of such assets as of such date; and

(B)    the amount of the Indebtedness of the other Person as of such date.

Section 4.09    Reserved.

Section 4.10    Offer to Repurchase Upon Change of Control.

(a)    If a Change of Control occurs, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall deliver (with a copy to the Trustee) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered shall be accepted for payment;

(2)    the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)    that any Note not tendered shall continue to accrue interest;

(4)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders of Notes shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and

(7)    that Holders of Notes whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

(b)    On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly deliver (or pay by wire transfer) (but in any case not later than five days after the Change of Control Payment Date) to each Holder of the Notes properly tendered the Change of Control Payment for such Notes, and the Company shall issue, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)    Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)    the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption with respect to all Notes has been given pursuant to Sections 3.01, 3.03 and 3.07 hereof, unless and until there is a default in payment of the applicable redemption price; and

(2)    a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d)    For the avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (3) of the definition of “Event of Default” in Section 6.01 hereof and not clause (1) or (2) of the definition of “Event of Default” in Section 6.01 hereof, but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) of the definition of “Event of Default” in Section 6.01 hereof.

Section 4.11    Designation of Restricted and Unrestricted Subsidiaries.

(a)    The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation. That designation shall be permitted only if the Investment would be permitted at that time under Section 4.07 hereof and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

(b)    Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if (i) the incurrence of such Indebtedness is permitted under

Section 4.08 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.

(c)    For the avoidance of doubt, the Company may not be designated as an Unrestricted Subsidiary.

Section 4.12    Limitations on Liens.

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.

Section 4.13    Delivery of Appraisals.

(a)    No later than:

(1)    each of (x) June 30 of each year commencing June 30, 2024 and (y) a date to be selected by the Company from time to time between July 1 and December 31 of each year, but in any event no earlier than five months after the delivery of the Appraisals pursuant to clause (x) for such year; and

(2)    the 45 day period following a request by the Trustee or the Collateral Trustee if an Event of Default has occurred and is continuing,

the Company shall deliver to the Trustee and the Collateral Trustee one or more Appraisals establishing the Appraised Value of the Collateral (other than with respect to cash or Cash Equivalents).

(b)    Within 10 business days after any Appraisal is delivered to the Trustee and Collateral Trustee pursuant to this Section 4.13, the Company shall (i) make copies of these Appraisals available on a private, restricted website to which noteholders, prospective investors, broker-dealers and securities analysts are given access, and (ii) make a summary of the aggregate appraised value set forth therein publicly available (unless, in the case of this clause (ii), the Company determines in its sole discretion that such information is not material with respect to the business and operations of the Parent and its subsidiaries, taken as a whole, in which case the Company may, but will not be required to, make such summary publicly available). For avoidance of doubt, the Company may (but shall not be required to) deliver Appraisals to the Trustee and the Collateral Trustee on additional dates with greater frequency than is required pursuant to the provisions above.

(c)    For the avoidance of doubt, the Appraised Value of any Additional Collateral (other than any cash or Cash Equivalents) pledged by the Company or a Guarantor that has not previously been included in an Appraisal shall be deemed to be zero until an Appraisal of such Additional Collateral has been delivered to the Trustee and the Collateral Trustee.

(d)    For the avoidance of doubt, the Company’s failure to deliver any Appraisal required by clause (a)(1) or (a)(2) above will be deemed to constitute an Event of Default for purposes of clause (3) under Section 6.01 hereof upon the expiration of the 60-day grace period as set forth in such Section (unless earlier cured).

Section 4.14    Collateral Coverage Ratio.

(a)    Within ten (10) business days (such tenth business day, the “Compliance Date”) after the delivery of an Appraisal pursuant to Section 4.13 above (each such date of delivery, a “Reference Date”), the Company will deliver to the Trustee an Officer’s Certificate certifying the calculation of the Collateral Coverage Ratio with respect to such Reference Date and certifying whether or not a Core Collateral Failure has occurred as of such Reference Date. If the Officer’s Certificate required by the preceding sentence and/or any Appraisal delivered pursuant to Section 4.13 demonstrates that the Collateral Coverage Ratio was less than 1.6 to 1.0 with respect to the applicable Reference Date, then the Company shall pay additional interest on all outstanding Notes (“Special Interest”) in an amount equal to 2.0% per annum of the principal amount of such Notes accruing from the Compliance Date to but not including the date that the Company delivers to the Trustee an Officer’s Certificate and an Appraisal demonstrating that the Company’s Collateral Coverage Ratio was at least 1.6 to 1.0 with respect to a date subsequent to the applicable Reference Date. If Special Interest would be payable on an Interest Payment Date within the Cure Period (as defined below), the Company may delay the payment of Special Interest until the following Interest Payment Date (“Cure Election”). If the Company utilizes its Cure Election and during the Cure Period pledges Additional Collateral as Collateral or redeems, prepays or otherwise retires Pari Passu Lien Debt during the applicable Cure Period such that the Collateral Coverage Ratio is at least 1.6 to 1.0 based on the most recent Appraisal delivered, then no Special Interest will be payable with respect to such Cure Period. If the Company fails to pledge Additional Collateral or redeem or otherwise retire such debt during such Cure Period, Special Interest will be payable from the date specified in this paragraph on the next succeeding Interest Payment Date.

(b)    For the avoidance of doubt, (i) the Company’s failure to deliver the Officer’s Certificate required by the first sentence of Section 4.14(a) will be deemed to constitute an Event of Default for purposes of clause (3) under Section 6.01 hereof upon the expiration of the 60-day grace period as set forth in such clause (unless earlier cured) and (ii) if any Officer’s Certificate or Appraisal with respect to a Reference Date that is delivered after the Compliance Date with respect to such Reference Date demonstrates that the Collateral Coverage Ratio was less than 1.6 to 1.0 with respect to such Reference Date, Special Interest will be deemed to accrue from such Compliance Date as provided in Section 4.14(a), subject to any Cure Election and the provisions for a Cure Period below, but will not constitute a default or Event of Default.

(c)    If the Company’s Collateral Coverage Ratio is less than 1.6 to 1.0 with respect to any Reference Date, the Company may, within 45 days after the first Business Day following such Reference Date (such period, the “Cure Period”) (i) grant (or cause another Grantor to grant) a security interest in Additional Collateral as Collateral under the Security Documents and such Additional Collateral will be included in the calculation of the Appraised Value of the Collateral with respect to such Reference Date and/or (ii) redeem, repay, prepay, repurchase or otherwise retire Pari Passu Lien Debt, including by redeeming Notes pursuant to any available provisions of Section 3.07 hereof and such redeemed, repaid, prepaid, repurchased or otherwise retired Pari Passu Lien Debt will not be included in the calculation of the Collateral Coverage Ratio with respect to such Reference Date.

(d)    If, after the pledge of Additional Collateral as Collateral and/or any redemption, repayment, prepayment, repurchase or other retirement of Pari Passu Lien Debt contemplated by the preceding paragraph in any such case that occurs during the Cure Period and the recalculations of the Appraised Value of the Collateral or the Collateral Coverage Ratio pursuant to clause (b) above, the Company’s Collateral Coverage Ratio with respect to the applicable Reference Date would have been at least 1.6 to 1.0, then the Company will be deemed to have a Collateral Coverage Ratio of at least 1.6 to 1.0 with respect to such Reference Date, and no Special Interest will be deemed to have accrued or be payable with respect to such Reference Date.

(e)    If, as of any Reference Date, it is determined that a Core Collateral Failure has occurred as a result of any event or circumstance other than a Disposition that is voluntary or a release of Collateral from the Pari Passu Lien of the Collateral Trustee requested by the Company or any other Grantor, the Company shall, no later than forty-five (45) days after the first Business Day following such Reference Date, either (A) grant (or cause a Grantor to grant) a security interest in Additional Collateral such that following such grant no Core Collateral Failure is continuing or (B) pay Special Interest as provided above accruing from the applicable Compliance Date to but not including the date the Company grants (or causes a Grantor to grant) a security interest in Additional Collateral such that following such grant no Core Collateral Failure is continuing. If, as of any Reference Date, it is determined that a Core Collateral Failure has occurred as a result of a Disposition that is voluntary or a release of Collateral from the Pari Passu Lien of the Collateral Trustee requested by the Company or any other Grantor, it will be deemed to constitute a failure to comply with a covenant or agreement as contemplated by clause (3) under Section 6.01 hereof.

(f)    Notwithstanding anything herein to the contrary, neither (i) a Core Collateral Failure as a result of any event or circumstance other than the Disposition that is voluntary or release of Collateral from the Pari Passu Lien of the Collateral Trustee requested by the Company or any other Grantor nor (ii) the Company’s failure to maintain a Collateral Coverage Ratio of at least 1.6 to 1.0 will, in each case, be deemed to constitute an Event of Default for purposes of clause (3) under Section 6.01 hereof (it being understood that the sole consequence of each thereof will be the payment of Special Interest, to the extent required by clause (a) above).

(g)    If Special Interest is payable by the Company, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Special Interest is payable. Special Interest payable pursuant to the provisions of this Section 4.14 will be calculated and paid in the same manner as regular interest is calculated and paid under this Indenture.

Section 4.15    Dispositions and Release of Collateral.

(a)    Neither the Company nor any other Grantor shall Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that any Disposition of Collateral shall be permitted (i) in the case of a Permitted Disposition or (ii) in the case of any Disposition of Collateral that is not a Permitted Disposition, (A) upon consummation of any such Disposition, no Event of Default shall have occurred and be continuing, (B) either (I) there is (1) no Collateral Coverage Ratio Failure, after giving effect to such Disposition (including any deposit of the net proceeds received upon consummation thereof in the Collateral Proceeds Account) and (2) no Core Collateral Failure after giving effect to such Disposition; or (II) the Company shall (1) grant (or cause another Grantor to grant) a security interest in Additional Collateral and/or (2) prepay or cause to be prepaid any Pari Passu Lien Debt such that following such actions in clauses (1) and/or (2) above, (x) the Collateral Coverage Ratio shall be no less than 1.6 to 1.0 and (y) no Core Collateral Failure shall have occurred and be continuing as a result of such Disposition or after giving effect thereto; provided that in the case of any Disposition that is not a voluntary Disposition of Collateral by the Company or such Grantor, the Company shall have up to 45 days after such Disposition to accomplish the actions contemplated by this clause (II), (C) such sale or other Disposition, if to any other Person that is not a Subsidiary of the Company, is an arms’ length Disposition and (D) the Company shall deliver an Officer’s Certificate to the Trustee and the Collateral Trustee demonstrating compliance with such Collateral Coverage Ratio, and certifying that no Core Collateral Failure is continuing after giving effect to such Disposition (provided, that such certification that no Core Collateral Failure is continuing may be given up to 45 days after such Disposition in the case of any Disposition that is not a voluntary Disposition).

(b)    In addition to the release of any Lien otherwise contemplated by any other provision of this Indenture or the Security Documents, at the Company’s request, the Lien of the applicable Security Documents on any asset or type or category of asset (including after-acquired assets of that type or category) included in the Collateral will be promptly released; provided, in each case, that the following conditions are satisfied or waived:

(1) no Event of Default shall have occurred and be continuing;

(2) either:

(x) immediately after giving effect to such release, the Collateral Coverage Ratio is not less than 1.6 to 1.0; or

(y) the Company shall (A) grant (or cause another Grantor to grant) a security interest in Additional Collateral and/or (B) prepay or cause to be prepaid any Pari Passu Lien Debt, such that immediately following such actions in clauses (A) and/or (B) above, the Collateral Coverage Ratio, shall be no less than 1.6 to 1.0;

(3) no Core Collateral Failure shall have occurred and be continuing as a result of such release or after giving effect thereto and any concurrent grant of Additional Collateral; and

(4) the Company shall deliver an Officer’s Certificate and a Collateral Coverage Ratio Certificate (which may be delivered in a combined certificate) demonstrating compliance with clauses (1) through (4) of this paragraph following such release.

In addition, the Liens on the Collateral may be released pursuant to the other applicable provisions of this Indenture (including Section 11.05 and the applicable provisions of Article 9) and/or the Collateral Trust Agreement.

Section 4.16    Regulatory Cooperation.

In connection with any foreclosure, collection, sale or other enforcement pursuant to the Security Documents of the Liens with respect to pledged Route Authorities, pledged Slots and pledged Foreign Gate Leaseholds granted to the Collateral Trustee in the Security Documents, Parent will, and will cause its Restricted Subsidiaries (x) to reasonably cooperate in good faith with the Collateral Trustee in transferring the right to use such pledged Route Authorities, pledged Slots and pledged Foreign Gate Leaseholds to any designee of the Collateral Trustee that is an air carrier or any other Person otherwise permitted to hold and use properties or rights such as the pledged Route Authorities, pledged Slots or pledged Foreign Gate Leaseholds and (y) as necessary (or at the reasonable request of the Collateral Trustee) and in good faith, to continue to operate and manage such Collateral and maintain all applicable regulatory licenses with respect to such Collateral until such time as such designee obtains such licenses and governmental approvals as may be necessary or (in the reasonable opinion of the Collateral Trustee or its designee specified above) advisable to conduct aviation operations with respect to such Collateral.

Section 4.17    Regulatory matters; citizenship; utilization; reporting.

(a)    So long as any of the Notes remain outstanding, and, in each case, except as would not reasonably be expected to have a Material Adverse Effect and, as applicable, subject to dispositions permitted under this Indenture, the Company will:

(1)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold or co-hold a certificate under Section 41102(a)(1) of Title 49;

(2)    maintain at all times its status at the FAA as an “air carrier” and hold or co-hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;

(3)    possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, authorizations, frequencies and consents required by the FAA, the DOT or any applicable foreign aviation authority or airport authority or any other governmental authority that are material to the operation of the pledged Route Authority and pledged Slots, and to the conduct of its business and operations as currently conducted, in each case, to the extent necessary for the Company’s operation of the Scheduled Services;

(4)    maintain pledged Foreign Gate Leaseholds sufficient to ensure its ability to operate the Scheduled Services and to preserve its right in and to its pledged Slots;

(5)    utilize its pledged Slots in a manner consistent with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and use its pledged Slots, taking into account any waivers or other relief granted to it by the FAA, the DOT, any foreign aviation authority or any airport authority;

(6)    cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its pledged Slots, including, without limitation,

satisfying any applicable “Use or Lose Rule” (taking into account any waivers, exemptions or other relief granted by the relevant governmental authority or airport authority);

(7)    utilize its pledged Route Authorities in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, DOT and any applicable foreign aviation authorities, and any applicable treaty in order to preserve its rights to operate the Scheduled Services;

(8)    cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to operate the Scheduled Services; and

(9)    without in any way limiting the foregoing, the Company will promptly take all such steps as may be reasonably necessary to obtain renewal of its authority to serve its pledged Route Authorities from the DOT and any applicable foreign aviation authorities, in each case to the extent necessary to operate the Scheduled Services, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and promptly notify the Trustee if it has been informed that such authority will not be renewed.

(b)    The Company will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain its rights in its pledged Route Authorities and have access to its pledged Foreign Gate Leaseholds.

(c)    Notwithstanding any of the foregoing, it is understood and agreed that (i) any Disposition of Collateral permitted by this Indenture shall be permitted by provisions described above, (ii) nothing shall restrict or prohibit or require the Company or any Guarantor to contest any retiming or other adjustment of the time or time period for landing or takeoff or any adjustment with respect to terminal access or seating capacity, in each case, with respect to any pledged Slot (whether accomplished by modification, substitution or exchange) for which no consideration is received by the Company or any of its Affiliates; provided that any other Slot received by the Company or any of its Affiliates in connection with any such retiming or other adjustment of the time or time period for landing or takeoff with respect to any pledged Slot shall not constitute consideration and (iii) neither the Company nor any other Grantor shall have any obligation to contest the application of, challenge the interpretation of, or take or refrain from taking any action to influence the enactment or the implementation of any legislation, regulation, policy or other action of the FAA, the DOT, any applicable foreign aviation authority, airport authority or any other governmental authority that affects the existence, availability or value of properties or rights of the same type as the Route Authority, Slots, or Foreign Gate Leaseholds to air carriers generally (and not solely to the Company or solely to any applicable Grantor), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport.

ARTICLE 5

SUCCESSORS

Section 5.01    Merger and Sales of Assets.

(a)    The Company and the Parent may consolidate with or merge into, or convey, transfer or lease all or substantially all of the Company’s or the Parent’s properties and assets to, any Person (including in connection with an Airlines Merger); provided that:

(1)    the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture and the applicable documentation with respect to the Security Documents, all of the Company’s or the Parent’s, as applicable, obligations under the Security Documents, the Notes and this Indenture (in the case of the Company) or the obligations under the applicable Note Guarantee (in the case of the Parent);

(2)    except in connection with any Airlines Merger, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(3)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.

(b)    Any such successor shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Parent, whichever is party to such transaction, under this Indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the Notes.

(c)    For the avoidance of doubt, this Section 5.01 shall not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of the Parent that is not the Parent or the Company.

Section 5.02    Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

An “Event of Default” occurs with respect to the Notes if any of the following occurs:

(1)    default in any payment of the principal amount or premium, if any, on any of the Notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

(2)    failure to pay interest on the Notes when such interest becomes due and payable and such failure continues for a period of 30 days;

(3)    failure to comply with any of the covenants or agreements applicable to the Notes (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the notice specified below;

(4)    except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent denies or disaffirms in writing its obligations under its Note Guarantee;

(5)    the Parent or any of the Parent’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)    commences a voluntary case,

(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property,

(D)    makes a general assignment for the benefit of its creditors, or

(E)    consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(6)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Parent or any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case,

(B)    appoints a Bankruptcy Custodian of the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of its (or their) property, or

(C)    orders the liquidation of the Parent, any Restricted Subsidiary of the Parent that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(7)    (a) any Security Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of any action, inaction or delay of the Collateral Trustee or any Secured Debt Representative) for a period of 60 consecutive days after the Company receives notice specified below, or (b) any of the Security Documents ceases to give the holders a valid, perfected (subject to Permitted Liens) security interest (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of any action, inaction or delay of the Collateral Trustee or any Secured Debt Representative) for a period of 60 consecutive days after the Company receives notice specified below, in each case with respect to Collateral having an Appraised Value in excess of $100,000,000 in the aggregate with respect to clauses (a) and (b) (as determined in good faith by a responsible financial or accounting officer of the Company);

(8)    there is entered by a court or courts of competent jurisdiction against Parent, the Company or any of Parent’s Restricted Subsidiaries final judgments for the payment of any post-petition obligations aggregating in excess of $150,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third-party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) consecutive days; or

(9)    (a) the Company or any of its Restricted Subsidiaries shall default in the performance of any obligation relating to any Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness, or any trustee or agent on behalf of such holder or holders caused such Material Indebtedness to become due prior to its scheduled final maturity date or (b) the Company or any of its Restricted Subsidiaries shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Company or any of its Restricted Subsidiaries, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder and the applicable creditors have exercised remedies, which Indebtedness is in an aggregate principal amount at any single time unpaid exceeding $150,000,000.

A Default under clause (3) or (7) of this Section 6.01 shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee of the Default and the Company does not cure such Default within 60 days after receipt of such notice.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02    Acceleration.

If an Event of Default occurs and is continuing (other than an Event of Default referred to in Section 6.01(5) or Section 6.01(6)), then in every such case the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.01(5) or 6.01(6) shall occur, the principal amount of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if the recession would not conflict with any judgment or decree and if all Events of Default with respect to Notes, other than the non-payment of the principal and interest, if any, of Notes which have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Notwithstanding anything herein to the contrary, any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering any direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation (“Litigation”) with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such Officer’s Certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate (a “Verification Covenant Officer’s Certificate”) stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Defaults shall be automatically stayed and the cure period with respect to any Default or any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Company provides a subsequent Officer’s Certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Company shall promptly deliver a Covenant Satisfaction Officer’s Certificate following satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed to have not received the Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything herein to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

Notwithstanding the above and for the avoidance of doubt, the Trustee (i) shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall not have any duty to monitor investigate, inquire or confirm the accuracy of a Position Representation or compliance with the Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided to it but prior to receipt of a Covenant Satisfaction Officer’s Certificate and (ii) will be fully protected for any actions taken (or not taken) at the direction of the requisite percent of noteholders under this Indenture even if noteholder’s holdings are later disregarded because of a breach of, or failure to comply with, the Position Representation or Verification Covenant. The Trustee shall have no liability or responsibility to the Company, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

Section 6.03    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)    default is made in the payment of any interest on any Notes when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)    default is made in the payment of principal of any Notes at the Stated Maturity thereof,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04    Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator,

sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Trustee, or their respective agents and counsel, and any other amounts due the Trustee or the Collateral Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.06    Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and the Collateral Trustee under Section 7.06; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: To the Company.

Section 6.07    Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)    the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood, intended and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the Notes (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder of Notes).

Section 6.08    Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on the Notes on the Stated Maturity of the Notes, including the Stated Maturity expressed in the Notes (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09    Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of the Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12    Control by Holders.

The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the Notes, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that:

(a)    such direction shall not be in conflict with any rule of law or with this Indenture,

(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

(c)    subject to the provisions of Section 6.02, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(d)    prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.13    Waiver of Past Defaults.

By notice to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the Notes, (ii) a Default arising from the failure to redeem or purchase any Notes when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under this Indenture cannot be amended without the consent of each Holder of the Notes affected.

Section 6.14    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Notes by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the Stated Maturity of the Notes, including the Stated Maturity expressed in the Notes (or, in the case of redemption, on the redemption date).

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    The Trustee need perform only those duties that are expressly set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2)    In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in performing such duty or exercising such right or power.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall have no responsibility or liability for any loss which may result from the investment of Collateral and, in the absence of written instruction, the Trustee shall hold any such Collateral uninvested.

(g)    No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)    The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section 7.01 and in Section 7.02, each with respect to the Trustee.

Section 7.02    Rights of Trustee.

(a)    The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)    In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)    The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(k)    The Trustee shall not be liable for any amount in excess of the value of the Collateral.

(l)    The Trustee shall have no responsibilities as to the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, written instructions or other documents in connection therewith and will not be regarded as making nor be required to make any representations with respect thereto.

(m)    The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents agreements consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Trustee pursuant to the applicable Security Documents or (ii) enable the Collateral Trustee to exercise and enforce its rights under the applicable Security Documents with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (A) in connection with the acts or omissions of the Company or the Parent in respect of the foregoing or (B) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.

(n)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, and by the Collateral Trustee.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09.

Section 7.04    Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or accrued and unpaid interest on the Notes, the Trustee may withhold the notice if and so long a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders of the Notes.

Section 7.06    Compensation and Indemnity.

The Company shall pay to the Trustee and the Collateral Trustee from time to time compensation for its services as the Company and the Trustee or the Collateral Trustee shall from time to time agree upon in writing. The Trustee’s and Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Collateral Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s and the Collateral Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee, the Collateral Trustee, any predecessor Collateral Trustee and any predecessor Trustee (including the cost of enforcement or defending themselves) and hold them harmless against any cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Collateral Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture or the Security Documents as Trustee (including the costs and expenses of defending itself against any claim, whether asserted by the Company, any Guarantor, any Holder or any other Person, and the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.06)) or Collateral Trustee. The Trustee or the Collateral Trustee, as applicable, shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee or the Collateral Trustee, as applicable, to so notify the Company shall not relieve the Company of its obligations hereunder, unless and to the extent that the Company is materially prejudiced thereby. The Company shall defend the third party claim and the Trustee or the Collateral Trustee, as applicable, shall cooperate in the defense. The Trustee and the Collateral Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee and the Collateral Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence and the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Collateral Trustee or by any officer, director, employee, shareholder or agent of the Collateral Trustee through willful misconduct or gross negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture and resignation or removal of the Trustee or the Collateral Trustee.

Section 7.07    Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to those Notes by so notifying the Trustee and the Company at least 30 days prior to the date of the proposed removal. The Company may remove the Trustee with respect to the Notes if:

(1)    the Trustee fails to comply with Section 7.09;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a Custodian or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of the Notes. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

Section 7.08    Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee subject to Section 7.09.

Section 7.09    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.10    Limitation on Duty of Trustee in Respect of Collateral.

(a)    Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Collateral Trust Agreement, the other Security Documents or any other security documents by the Company, the Guarantors, or the Collateral Trustee.

ARTICLE 8

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01    Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as hereinafter provided in this Section 8.01), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when

(a)    either

(1)    all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2)    all the Notes not theretofore delivered to the Trustee for cancellation:

(a)    have become due and payable, or

(b)    will become due and payable at their Stated Maturity within one year, or

(c)    have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(d)    are deemed paid and discharged pursuant to Section 8.03, as applicable;

and the Company, in the case of (a), (b) or (c) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or Government Securities sufficient for the purpose of paying and discharging the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

(b)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.03, 2.06, 2.07, 8.02 and 8.05 shall survive.

Section 8.02    Application of Trust Funds; Indemnification.

(a)    Subject to the provisions of Section 8.05, all money or Government Securities deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Sections 8.03 or 8.04 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Sections 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 or 8.04.

(b)    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Sections 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)    The Trustee shall deliver or pay to the Company from time to time upon the Company’s request any Government Securities or money held by it as provided in Sections 8.03 or 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received. This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

Section 8.03    Legal Defeasance of Notes.

The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (c)(1) hereof, and the provisions of this Indenture, as it relates to the Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon receipt of direction from the Company, execute instruments acknowledging the same), except as to:

(a)    the rights of Holders of Notes to receive, from the trust funds described in subparagraph (c)(1) hereof, payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such principal or interest;

(b)    the provisions of this Section 8.03 and Sections 2.03, 2.06, 2.07, 8.02 and 8.05; and

(c)    the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith;

provided that, the following conditions shall have been satisfied:

(1)    the Company shall have irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest, if any, on the Notes on the dates such installments of interest or principal are due;

(2)    the Company shall have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(3)    no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.01(5) and Section 6.01(6) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit;

(4)    such defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(5)    the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(6)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.

Section 8.04    Covenant Defeasance.

The Company may omit to comply with respect to the Notes with any term, provision or condition set forth under Sections 4.03, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 5.01 as well as any additional covenants specified in a supplemental indenture for the Notes (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to the Notes under Section 6.01) and the occurrence of any event specified in a supplemental indenture for the Notes and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Notes, provided that the following conditions shall have been satisfied:

(a)    With reference to this Section 8.04, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in U.S. dollars and/or Government Securities, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of, premium, if any, and interest, if any, on the Notes on the dates such installments of interest or principal are due;

(b)    The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(c)    No Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) with respect to Events of Default described in Section 6.01(5) and Section 6.01(6) or other bankruptcy, insolvency or reorganization-related Events of Default, at any time in the period ending on the 91st day after the date of deposit;

(d)    Such covenant defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(e)    The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(f)    The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section 8.04 have been complied with.

Upon a satisfaction and discharge or defeasance pursuant to this Article 8, the Collateral Trustee will cease to be a party to the Security Documents on behalf of the Holders of the Notes and the Collateral will no longer secure the Notes.

Section 8.05    Repayment to Company.

Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, and interest that remains unclaimed for two years. After that, Holders of Notes entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.06    Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Holders of Notes in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to Holders of Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent after payment in full to the Holders.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

The Company, the Guarantors and the Trustee and the Collateral Trustee, as applicable, may amend or supplement the Notes, this Indenture or the Security Documents as they apply to the Notes without the consent of, or notice to, any Holder:

(a)    to evidence the succession of another Person to the Company or the Parent pursuant to Section 5.01 and the assumption by such successor of the Company’s or the Parent’s covenants, agreements and obligations under this Indenture and with respect to the Notes;

(b)    to surrender any right or power conferred upon the Company or the Parent;

(c)    to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to add any additional Events of Default for the Notes for the benefit of the Holders of the Notes; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after Default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such Default;

(d)    to cure any ambiguity or correct or supplement any provision contained in this Indenture, in any supplemental indenture, Officer’s Certificate or in the Notes that may be defective or inconsistent with any other provision contained herein or therein;

(e)    to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holder of the Notes;

(f)    to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental indenture under the TIA as then in effect;

(g)    to add to or change any provisions of this Indenture to such extent as necessary to permit or facilitate the issuance of the Notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of any Holder of the Notes in any material respect;

(h)    to provide additional security for the Notes;

(i)    to provide additional guarantees for the Notes;

(j)    to make changes of a technical or conforming nature to this Indenture, the Collateral Trust Agreement, any Intercreditor Agreement, or any other Security Document, in each case in connection with (i) the incurrence of Indebtedness (including secured Indebtedness) or other obligations permitted to be incurred in accordance Section 4.08 or (ii) any Disposition or release of Collateral permitted in accordance with Section 4.15;

(k)    to make any change that does not adversely affect the rights of any Holder of the Notes; or

(l)    to evidence and provide for the acceptance of appointment of a separate or successor trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one trustee.

In addition, the Security Documents may be amended without the consent of any Holders of Notes as described in Section 11.03 and/or in accordance with the applicable provisions of the Collateral Trust Agreement.

Section 9.02    With Consent of Holders of Notes.

The Company and the Trustee and the Collateral Trustee, as applicable, may enter into (or provide any applicable consent to) a supplemental indenture or amend or supplement the Security Documents as they apply to the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of a Security Document, this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Notes. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive compliance by the Company with any provision of the Notes, this Indenture or the Security Documents.

Notwithstanding the foregoing, without the consent of each Holder of an affected Note, an amendment, supplement or waiver may not:

(a)    make any change to the percentage of principal amount of Notes the Holders of which must consent to an amendment or waiver;

(b)    reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods, of the Notes;

(c)    make the Notes of such Holder payable in money or securities other than that as stated in the Notes;

(d)    make any change that adversely affects such Holder’s right to require the Company to purchase the Notes of such Holder in accordance with the terms of this Indenture;

(e)    impair the right of such Holder to institute suit for the enforcement of any payment with respect to the Notes;

(f)    except pursuant to the provisions of Article 8 hereof or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to Section 5.01, release the Parent from its obligations under its Note Guarantee or make any change in any Note Guarantee that would adversely affect such Holder;

(g)    make any change in the provisions of this Indenture relating to waiving an existing Default or to the right to receive payment of, or bring suit to enforce payments of, the principal amount of, premium, if any, or interest on the Notes; or

(h)    modify any of the foregoing provisions of this Section 9.02.

Notwithstanding the foregoing, any amendment or supplement to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in compliance with Section 11.05 of this Indenture) will require the consent of Holders of at least 75% in aggregate principal amount of Notes then outstanding.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture, amendment or waiver under this section becomes effective, the Company shall mail to the Holders of Notes, a notice briefly describing the supplemental indenture, amendment or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

Section 9.03    Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of the Notes is a continuing consent by the Holder and every subsequent Holder the Notes or portion of a Note that evidences the same debt as the consenting Holder’s Notes, even if notation of the consent is not made on any Notes. However, any such Holder or subsequent Holder may revoke the consent as to his Notes or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of the Notes affected by such amendment or waiver unless it is of the type set forth in any of clauses (a) through (g) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of the Notes who has consented to it and every subsequent Holder of the Notes or portion of a Notes that evidences the same debt as the consenting Holder of the Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04    Notation on or Exchange of Notes.

The Company or the Trustee may place an appropriate notation about an amendment or waiver on the Notes thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment or waiver.

Section 9.05    Trustee Protected.

In executing, consenting to or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Security Documents, as applicable, the Trustee and the Collateral Trustee, as applicable, shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 12.02. The Trustee or Collateral Trustee, as applicable, shall sign all amendments, waivers, or supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee or the Collateral Trustee, as applicable, need not sign any amendment, waiver, or supplemental indenture that adversely affects its rights, obligations, indemnities or immunities.

ARTICLE 10

NOTE GUARANTEES

Section 10.01    Note Guarantees.

(a)    Subject to the provisions of this Article 10, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, on a joint and several basis, to each Holder of the Notes and the Trustee the due and punctual payment of the principal of, premium, if any, and interest (including, in the case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, upon redemption, upon tender for repayment at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Company with respect to the Notes to any Holder or the Trustee hereunder or thereunder. Each Guarantor agrees that the Guarantor Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guarantor Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness, and except for claims of creditors that are mandatorily preferred by law, in which case the obligations of the Guarantors under the Note Guarantees will rank junior in right of payment to such claims.

(b)    To evidence its Note Guarantee set forth in this Section 10.01, each Guarantor hereby agrees that this Indenture (or a supplement thereto, substantially in the form attached as Exhibit F hereto) and, in the case of additional Guarantors added pursuant to Section 9.01(i) hereof, a supplement to the Note Guarantee, substantially in the form attached as Exhibit E hereto shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

(c)    Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(d)    If an Officer whose signature is on this Indenture (or a supplement thereto) or any notation of Guarantee no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee of such Note shall be valid nevertheless.

(e)    Each Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 10.01 notwithstanding any extension or renewal of any Guarantor Obligation.

(f)    Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guarantor Obligations.

(g)    Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.

(h)    Except as set forth in Section 10.04, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantor Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(i)    Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 5.01 or Section 8.01 hereof. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

(j)    In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders, the Collateral Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for postfiling or post-petition interest is allowed in such proceeding).

(k)    Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Note Guarantee.

(l)    The Company and each Guarantor also agree to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Collateral Trustee or the Holders in enforcing any rights under this Section 10.01.

(m)    Any Guarantor may, but shall not be required to be, a Grantor in accordance with Section 11.04.

Section 10.02    Right of Contribution.

Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.02 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Trustee and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.03    No Subrogation.

Notwithstanding any payment or payments made by any Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations. The Company shall be liable for any breach by any Guarantor of such Guarantor’s obligation under this Section 10.03.

Section 10.04    Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance of a Note, each Holder of a Note hereby confirms that it is the intention of all such parties that in no event shall any Guarantor Obligations under the Note Guarantees constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law. To effectuate the foregoing intention, in the event that the Guarantor Obligations, if any, in respect of the Notes would, but for this sentence, constitute or result in such a fraudulent transfer or conveyance or violation, then the liability of the applicable Guarantor under its Note Guarantee in respect of the Notes shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01    Security Interest.

The due and punctual payment of the principal of, premium, if any, interest and Special Interest, if any, on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes, the Collateral Trustee or the Trustee, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Section 11.02    Collateral Trust Agreement; Intercreditor Agreements; Authorization of Security Documents.

This Article 11 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement and any Intercreditor Agreement. Each of the parties hereto consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement and any Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. The Trustee, the Parent and the Company hereby acknowledge and agree that the Collateral Trustee holds the Collateral as Collateral Trustee for the benefit of the Secured Parties, in each case pursuant and subject to the terms of this Indenture, any Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents (including any other security documents, mortgages, intercreditor agreements or collateral trust agreements entered into after the date hereof in accordance with Section 11.03). Each Holder, by its acceptance of a Note, authorizes and appoints (and authorizes the Trustee to authorize and appoint) Wilmington Trust, National Association, as the Collateral Trustee, and the Trustee hereby authorizes and appoints Wilmington Trust, National Association as Collateral Trustee. In addition, each Holder, by its acceptance of a Note, consents and agrees to the terms of (and to be bound by) the Collateral Trust Agreement, any Intercreditor Agreement, each security agreement, and such other Security Documents (including such other security documents, mortgages, intercreditor agreements or collateral trust agreements entered into after the date hereof in accordance with Section 11.03), in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms and the terms of this Indenture, and authorizes and directs the Trustee and the Collateral Trustee, as applicable, to enter into each such document and to perform its obligations and exercise its rights thereunder, together with such actions and powers as are reasonably incidental thereto, in accordance therewith (including the provisions of the Security Documents providing for the possession, use, release and foreclosure of Collateral and the ranking, priority, enforcement and release of Liens).

Section 11.03    Additional Security Documents.

The Company and any Grantor may enter into such additional Security Documents or intercreditor arrangements (including any amendment, restatement or replacement of the Collateral Trust Agreement) necessary or desirable (as determined by the Company in its discretion) to implement the security and intercreditor arrangements required or permitted by the terms of this Indenture, including, without limitation, (a) the pledge of, or grant of a security interest in, any Additional Collateral and/or (b) entering into intercreditor arrangements (whether pursuant to the Collateral Trust Agreement, any Intercreditor Agreement or otherwise) in connection with the incurrence, refinancing or replacement of any existing or future Pari Passu Lien Obligations, Junior Lien Obligations or other Indebtedness, in each case to the extent incurred in compliance with Section 4.08 and Section 4.12. In connection therewith, the Company may direct the Collateral Trustee, without the consent of or notice to any Holder of the Notes, to enter into other intercreditor agreements (or an amendment or amendment and restatement or replacement of any such intercreditor agreement) with an administrative agent, trustee, collateral trustee, collateral agent or other party acting as agent for such Indebtedness, which intercreditor agreement (or amendment or amendment and restatement or replacement) meets the applicable requirements of this Indenture in order to implement the applicable security and intercreditor arrangements relating thereto. In addition, in connection with any pledge of, or grant of a security interest in, any additional collateral for the benefit of the Notes (including, without limitation, any Additional Collateral), the Company may direct the Collateral Trustee, without the consent of or notice to any Holder of the Notes, to enter into such additional security documents (or amendments or amendment and restatements of existing security documents), in the Company’s customary form for the applicable collateral (as determined by the Company in its discretion, unless the applicable requirements of this Indenture expressly provide otherwise), as are necessary or desirable to effect such pledge or grant. The Company will deliver an Officer’s Certificate and Opinion of Counsel to the Trustee and/or the Collateral Trustee, as applicable, prior to the Trustee and/or the Collateral Trustee, as the case may be, taking any action pursuant to this Section 11.03.

Section 11.04    Additional Grantors

At any time and from time to time, the Parent or any other Subsidiary (other than the Company) may, but shall not be required to (other than as expressly set forth herein), provide additional collateral for the benefit of the Notes and/or other Pari Passu Lien Debt Obligations. In such event, the Parent or such Subsidiary shall execute a supplement indenture hereto, and shall thereafter be a “Grantor” (or comparable term) for all purposes under the Security Documents. An additional Grantor pursuant to this Section 11.04 may, but shall not be required to, guarantee the Notes. For avoidance of doubt, as of the date of this Indenture, the Parent is not a Grantor, and all of the Parent’s obligations under this Indenture and its guarantee of the Notes are general senior unsecured obligations of the Parent.

Section 11.05    Release of Liens in Respect of the Notes.

The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will automatically terminate and be discharged with respect to this Indenture, the Notes and all Obligations hereunder or thereunder:

(a)    in whole, upon (i) satisfaction and discharge of this Indenture in accordance with Article 8 hereof; (ii) legal defeasance or covenant defeasance of the Notes in accordance with Article 8 hereof; or (iii) payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(b)    in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(c)    with respect to any Guarantor, upon any disposition of 50% or more of the Capital Stock of such Guarantor such that it is no longer a Restricted Subsidiary to the extent not prohibited by the terms of this Indenture (including under Section 4.15);

(d)    in part, (i) upon the consummation of any Disposition (other than a Disposition to another Grantor) to the extent not prohibited by the provisions described under Section 4.15 or (ii) in accordance with the request of the Company pursuant to the provisions described under Section 4.15; or

(e)    in whole or in part, (i) to the extent permitted or required by the Security Agreement or other applicable Security Documents with respect to such Collateral or (ii) in accordance with the terms of the Collateral Trust Agreement or any Intercreditor Agreement.

If in connection with any release permitted pursuant to this Section 11.05 the Company requests that the Collateral Trustee execute and deliver (or otherwise authorize the filing of) any document or instrument evidencing such release, then, upon request of the Company and in accordance with the terms and subject to the conditions of the Collateral Trust Agreement, the Collateral Trustee shall execute and deliver (or otherwise authorize the filing of) any such document or instrument evidencing such release prepared by and at the expense of the Company.

ARTICLE 12

MISCELLANEOUS

Section 12.01    Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or email transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

American Airlines Group Inc.

1 Skyview Drive

Fort Worth, TX 76155

Attention: Treasurer

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Anthony J. Richmond

Telephone: ####

and:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Greg Rodgers

Telephone: ####

if to the Trustee:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: American Airlines, Inc., Administrator

Facsimile: ####

Notices to the Collateral Trustee shall be given in accordance with the Collateral Trust Agreement.

The Company, any Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

Notwithstanding anything to the contrary set forth herein, any notice or communication required to be given with respect to any Global Note (including, without limitation, any notice of redemption) will be sent to the Holder thereof pursuant to the Applicable Procedures.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee, and each Agent at the same time.

Section 12.02    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied (it being understood that no such Opinion of Counsel shall be required in connection with the initial execution of this Indenture or the initial issuance and authentication of the Notes hereunder).

Section 12.03    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.04    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.06    Governing Law; Jurisdiction; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

The Company, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.

Section 12.07    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 12.08    Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.09    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.10    Counterparts; Electronic Signatures.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Indenture shall have the same validity and effect as a signature affixed by the party’s hand; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless agreed to by it pursuant to reasonable procedures approved by such parties.

Section 12.11    Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.12    Legal Holidays.

If the Stated Maturity or any Interest Payment Date, repurchase date, redemption date or other date of payment is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue for the period from and after such date.

Section 12.13    U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Trustee. The parties to this Indenture agree that they will provide the Trustee and the Collateral Trustee with such information as it may request in order for the Trustee and the Collateral Trustee, as applicable, to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.14    Force Majeure.

The Trustee, the Collateral Trustee and each Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, earthquake, fire, flood, sabotage, epidemics, riots, labor disputes, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility), it being understood that the Trustee, the Collateral Trustee or such Agent, as applicable, shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15    Collateral Trustee and Collateral Trust Agreement.

(a)    The Collateral Trustee shall be an express third party beneficiary and shall enjoy the rights, protections, immunities, and indemnities afforded the Trustee hereunder; provided the foregoing shall not be construed to impose on the Collateral Trustee the duties or standard of care (including any prudent person standard) of the Trustee.

(b)    In connection with any matter under the Collateral Trust Agreement requiring a vote of Holders of Notes, except as may be provided by Article 9 or as may otherwise be expressly provided hereunder, the Trustee will cast a vote under the Collateral Trust Agreement on behalf of all the Holders as a block in the manner directed by Holders of a majority in aggregate principal amount of the Notes then outstanding.

(c)    If at any time the Trustee receives notification from the Collateral Trustee of a vote conducted pursuant to the terms of the Collateral Trust Agreement, and this Indenture does not otherwise expressly provide the manner in which the Trustee should act in respect of such vote, the Trustee shall notify the Holders of such vote and request instructions from the Holders as to such vote. In respect of Global Notes, the Trustee shall be fully protected in providing such notice to DTC in accordance with the applicable procedures at DTC (including by sending all such notices to legalandtaxnotices@dtcc.com, provided that that Trustee may, in its discretion, cause such notice to be processed through the DTC’s Automated Tender Offer Program procedures or any successor thereto). The Trustee will have no responsibility or liability for the terms or requirements of any such systems or procedures offered by DTC, or any unavailability thereof. Except in circumstances expressly provided in this Indenture, the Trustee may refrain from voting (or otherwise providing directions to the Collateral Trustee) and shall have no liability for any such failure to provide such vote to the Collateral Trustee (or otherwise providing directions to the Collateral Trustee) in the absence of direction from Holders of a majority in aggregate principal amount of the Notes then outstanding.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

AMERICAN AIRLINES, INC.

By:	/s/ Meghan Montana
Name: Meghan Montana
Title: Senior Vice President and Treasurer

Guarantor:

AMERICAN AIRLINES GROUP INC.

By:	/s/ Meghan Montana
Name: Meghan Montana
Title: Senior Vice President and Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/CINS _________1

8.500% Senior Secured Notes due 2029

No. ___                                                                                                                                                                                                                             $_______*

AMERICAN AIRLINES, INC.

promises to pay to ______________________ or registered assigns,

the principal sum of _____________________________________________________ DOLLARS* on May 15, 2029.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _________________

AMERICAN AIRLINES, INC.
By:
Name: Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

Wilmington Trust, National Association,

as Trustee

By:
Authorized Signatory

[1]	144A CUSIP: 023771 T40

144A ISIN: US023771T402

Reg. S CUSIP: U02413 AJ8

Reg. S ISIN: USU02413AJ82

*

This Global Note represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon, the initial amount of which is specified on the “Schedule of Exchanges of Interests in the Global Notes” attached hereto, which may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

EXHIBIT A

[Back of Note]

8.500% Senior Secured Notes due 2029

1.    INTEREST. American Airlines, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 8.500% per annum from ________, ____ until maturity and shall pay the Special Interest, if any, payable pursuant to Section 4.14 of the Indenture. The Company will pay interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 15, 2024. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. All references to interest in this Note shall be deemed to include Special Interest, if any, that is then due.

2.    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if the Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.    INDENTURE. The Company issued the Notes under an Indenture dated as of December 4, 2023 (the “Indenture”) among the Company, the Parent and Wilmington Trust, National Association, as Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

EXHIBIT A

5.    OPTIONAL REDEMPTION; CHANGE OF CONTROL REPURCHASE.

a.    The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time prior to November 15, 2025, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the redemption price of such Notes assuming it is paid on November 15, 2025 and all remaining scheduled payments of interest (including, as and to the extent provided below, Special Interest, if any) on such Notes through November 15, 2025 (excluding accrued and unpaid interest, including Special Interest, if any, to but not including the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in the case of either the preceding clause (1) or (2), accrued and unpaid interest, including Special Interest, if any, on the principal amount of Notes being redeemed to (but not including) the redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date). For purposes of the foregoing present value calculation, Special Interest will only be included if (i) Special Interest is accruing as of the date the redemption notice is given and (ii) the redemption date is after the expiration of the applicable cure period pursuant to the provisions described under Section 4.14 of the Indenture with respect to which such Special Interest first began to accrue.

b.    At any time on or after November 15, 2025, the Company may redeem all or any of the Notes at any time in whole, or from time to time in part, at its option, at the following redemption prices (expressed as a percentage of principal amount), plus any accrued and unpaid interest on the Notes to, but excluding, the date of redemption, if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2025	104.250%
2026	102.125%
2027 and thereafter	100.000%

c.    Notwithstanding the foregoing, at any time and from time to time prior to November 15, 2025, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes) with an amount not to exceed the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof) of 108.50%, plus any accrued and unpaid interest, including Special Interest, if any, on the Notes to, but excluding, the date of redemption; provided, however, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated.

EXHIBIT A

d.    In addition, on or prior to November 15, 2025, during any twelve month period, the Company may on one or more occasions redeem up to 10% of the aggregate principal amount of the Notes (including Additional Notes, if any) issued under this Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus any accrued and unpaid interest to, but excluding, the redemption date.

e.    Notwithstanding the foregoing, accrued and unpaid interest payable upon any redemption date will not include any Special Interest if such redemption date occurs during the applicable cure period pursuant to the provisions described below under Section 4.14 of the Indenture with respect to which such Special Interest first began to accrue.

f.    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased to (but not including) the date of purchase.

g.    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a tender offer (including, without limitation, any Change of Control Offer) and the Company, or any third party making such tender offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the applicable tender offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered in such tender offer (excluding any early tender premium of consent payment), plus accrued and unpaid interest, if any, to (but not including) the redemption date.

h.    The Company’s actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error.

6.    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.    NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 thereof. Notes and portions of Notes selected will be in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of an Equity Offering, Change of Control,

EXHIBIT A

financing, or other transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.

8.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

9.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

10.    AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.

11.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes and related remedies and other provisions are included in Section 6.01 of the Indenture.

12.    SECURITY. The Notes shall be secured by Liens and security interests, subject to Permitted Liens, in the Collateral. The Collateral Trustee holds the Collateral as Collateral Trustee for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents.

13.    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

EXHIBIT A

15.    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

The Company, the Trustee, and the Holders (by their acceptance of the Notes) each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.

EXHIBIT A

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

American Airlines, Inc.

1 Skyview Drive

Fort Worth, TX 76155

Attention: Treasurer

EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _______________________________________________________________________________________

                                                                                                                               (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:

☐    Section 4.10

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 the Indenture, state the amount you elect to have purchased:

$_________

Date: ___________

Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _______________________

Signature Guarantee*: ________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

American Airlines, Inc.

1 Skyview Drive

Fort Worth, TX 76155

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Re: 8.500% Senior Secured Notes due 2029

Reference is hereby made to the Indenture, dated as of December 4, 2023 (the “Indenture”), among American Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the

EXHIBIT B

transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

EXHIBIT B

4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

EXHIBIT B

[Insert Name of Transferor]
By:	Name: Title:

Dated: ___________________

ANNEX A TO EXHIBIT B

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    ☐ a beneficial interest in the:

(i)      ☐ 144A Global Note (CUSIP _________), or

(ii)     ☐ Regulation S Global Note (CUSIP _________), or

(iii)    ☐ IAI Global Note (CUSIP ___________), or

(b)    ☐ a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    ☐ a beneficial interest in the:

(i)      ☐ 144A Global Note (CUSIP _________), or

(ii)     ☐ Regulation S Global Note (CUSIP _________), or

(iii)    ☐ IAI Global Note (CUSIP ___________), or

(iv)    ☐ Unrestricted Global Note (CUSIP _________); or

(b)    ☐ a Restricted Definitive Note; or

(c)    ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

American Airlines, Inc.

1 Skyview Drive

Fort Worth, TX 76155

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Re: 8.500% Senior Secured Notes due 2029

(CUSIP [                ])

Reference is hereby made to the Indenture, dated as of December 4, 2023 (the “Indenture”), among American Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EXHIBIT C

(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ IAI Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued

EXHIBIT C

will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

EXHIBIT C

[Insert Name of Transferor]
By:	Name: Title:

Dated: ___________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

American Airlines, Inc.

1 Skyview Drive

Fort Worth, TX 76155

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Re: 8.500% Senior Secured Notes due 2029

Reference is hereby made to the Indenture, dated as of December 4, 2023 (the “Indenture”), among American Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $_________ aggregate principal amount of:

(a)     ☐ a beneficial interest in a Global Note, or

(b)     ☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D - 1

EXHIBIT D

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:	Name: Title:

Dated: ___________________

D - 2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully, unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 4, 2023 (the “Indenture”) among American Airlines, Inc. (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest (including, in the case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the Notes), if any, on the Notes, when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, upon redemption, upon tender for repayment at the option of any Holder or otherwise, according to the terms of the Indenture and the due and punctual performance of all other obligations of the Company with respect to the Notes to any Holder or the Trustee all in accordance with the terms of the Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes, to the Trustee and to the Collateral Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:	Name: Title:

Dated: ___________________

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ____________, among _____________ (the “Guaranteeing Subsidiary”), a subsidiary of American Airlines, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 4, 2023 providing for the issuance of 8.500% Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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EXHIBIT F

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: __________________

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:
American Airlines, Inc.
By:
Name:
Title:
American Airlines Group Inc.
By:
Name:
Title:
Wilmington Trust, National Association as Trustee
By:
Authorized Signatory

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